Exhibit 10.12

LEASE

THIS LEASE (this “Lease”) is made as of September 30, 2010 (the “Effective Date”), by and between COLE JJ TILTON NH, LLC, a Delaware limited liability company (“Lessor”), and JILL ACQUISITION LLC, a Delaware limited liability company (“Lessee”).

W I T N E S S E T H:

THAT, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

1.    Certain Defined Terms. The following terms shall have the following meanings for all purposes of this Lease:

“ADA” means the Americans with Disabilities Act of 1990, as such act may be amended from time to time.

“Additional Rental” has the meaning set forth in Section 5.C.

“Adjustment Date” means the first day of the month following the month in which the first anniversary of the Effective Date occurs, and every anniversary thereafter during the Lease Term (including the extension periods if Lessee exercises its option pursuant to Section 28).

“Affiliate” means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, “controls”, “under common control with” and “controlled by” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

“Anti-Money Laundering Laws” means all applicable laws, regulations and government guidance on the prevention and detection of money laundering, including 18 U.S.C. § § 1956 and 1957, and the BSA.

“Applicable Regulations” means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over the Premises, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the ADA and all policies or rules of common law, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to any of the Lessee Parties.

“Base Annual Rental” means $2,250,000.00, subject to the increases provided for in Section 5.13.

“Base Monthly Rental” means an amount equal to 1/12 of the applicable Base Annual Rental

“BSA” means the Bank Secrecy Act (31 U.S.C. § § 5311 et. seq.), and its implementing regulations, Title 31 Part 103 of the U.S. Code of Federal Regulations.

“Business Day” means any day on which banks are open for business other than a Saturday, Sunday or a legal holiday, ending at 5:00 P.M. Phoenix, Arizona time.

“Change of Control” means a change in control of any of the Lessee Parties resulting from direct or indirect transfers of voting stock or partnership, membership or other ownership interests, whether in one or a series of transactions. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the applicable Lessee Party.

“Code” means Title II of the United States Code, 11 U.S.C. Sec. 101 et seq., as amended.

“CPI” means the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items (1982-84=100), published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the CPI is not published for any month during the Lease Term, Lessor, in its reasonable discretion, may substitute a comparable index which reflects the purchasing power of the consumer dollar and is published by the Bureau of Labor Statistics of the U.S. Department of Labor. If such an index is not published by the Bureau of Labor Statistics, Lessor, in its reasonable discretion, shall select a comparable index published by a nationally recognized responsible financial periodical.

“Credit Agreement” means the Credit Agreement dated as of July 2, 2009, among Holdings, Lessee, J. Jill Sourcing LLC, a Delaware limited liability company (“Additional Borrower”), each of the Lessee’s and Additional Borrower’s domestic subsidiaries identified on the signature pages thereof, the lenders party thereto and The C1T Group/Business Credit, Inc., as Administrative Agent, Collateral Agent, Documentation Agent and Syndication Agent, as such Credit Agreement may be amended, restated, or otherwise modified from time to time and any credit agreement that replaces such Credit Agreement.

“Default Rate” means the lesser of the highest rate for which the undersigned may legally contract or the rate of 14% per annum.

“Effective Date” has the meaning set forth in the Preamble.

“Entity” means any entity that is not a natural person.

“Environmental Condition” means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding the Premises, whether or not yet discovered, which would reasonably be expected to or does result in any material damage, loss, cost, expense, claim, demand, order or liability to or against any of the Lessee Parties, Lessor or Lender by any third party (including, without limitation, any Governmental Authority), including, without limitation, any condition resulting from the operation of business at the Premises and/or the operation of the business of any other property owner or operator in the vicinity of the Premises and/or any activity or operation formerly conducted by any person or entity on or off the Premises.

“Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law, relating to Hazardous Materials and/or the protection of the environment by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to USTs), 42 U.S.C. §§ 6901 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Endangered Species Act, 16 U.S.C. §§ 1531 et seq. and the National Environmental Policy Act, 42 U.S.C. § 4321 et seq. “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations, orders, injunctions and decrees of Governmental Authorities and common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of the Premises to any Governmental Authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials in connection with permits or other authorizations required by Governmental Authorities; relating to the handling and disposal of Hazardous Materials; relating to nuisance, trespass or other causes of action related to Hazardous Materials; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of the Premises by reason of the presence of Hazardous Materials in, on, under or above the Premises.

“Environmental Liens” has the meaning set forth in Section 6.L(ix).

“Environmental Reports” means that certain Phase I environmental site assessment of the Premises prepared by IVI Assessment Services, Inc., dated September 15, 2010.

“Event of Default” has the meaning set forth in Section 24.

“FCCR” means, with respect to the 12-month period of time immediately preceding the date of determination, the ratio, calculated for Lessee and its consolidated subsidiaries for such time period, each as determined in accordance with GAAP, of: (a) the sum of (i) EBITDA, (ii) any reasonable advisory, management and transaction fees, as well as indemnities and out-of-pocket costs and expenses, paid (or payable but accrued) to Golden Gate Private Equity, Inc., or any affiliate of Golden Gate Private Equity, Inc., (iii) any transaction related expenses, and (iv) operating lease expenses, plus or minus other non-cash charges or non-cash items or extraordinary or non-recurring items; to (b) the sum, without duplication, of (i) operating lease expenses, (ii) scheduled principal payments on long term debt (other than balloon payments due at maturity), and (iii) interest expense (excluding non-cash interest expense and amortization of non-cash financing expenses).

“GAAP” means generally accepted accounting principles consistently applied.

“Governmental Authority” means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority having jurisdiction or supervisory or regulatory authority over the Premises or any of the Lessee Parties.

“Hazardous Materials” means (a) any toxic substance or hazardous waste, substance or solid waste material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid having levels of polychlorinated biphenyls in excess of applicable standards established by any Governmental Authority, or any petroleum product or additive; (c) any substance, gas, material or chemical which is now or hereafter defined as or included in the definition of “hazardous substances,” “toxic substances,” “hazardous materials,” “hazardous wastes,” “regulated substances” under any Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over the Premises or the operations or activity at the Premises.

“Indemnified Parties” means Lessor and its directors, officers, shareholders, trustees, beneficial owners, partners and members, any directors, officers, shareholders, trustees, beneficial owners, partners, members of any shareholders, beneficial owners, partners or members of Lessor, and all employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any of the foregoing, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessor, as applicable.

“Leasehold Mortgage” means a leasehold mortgage with respect to this Lease to be granted by Lessee to Lessee Lender as contemplated by Section 23.

“Lease Term” shall have the meaning described in Section 4.

“Lender” means any lender who has made a loan secured by Lessor’s interest in the Premises, and any servicer of any loan secured by Lessor’s interest in the Premises.

“Lessee Lender” means any lender, or the administrative agent on behalf of such lender, under a Credit Agreement.

“Lessee Parties” means the Lessee.

“Lessor Entities” means, collectively, Lessor (including any predecessor-in-interest to Lessor) and any Affiliate of Lessor (including any Affiliate of any predecessor-in-interest to Lessor).

“Lessor’s Subordination and Consent” shall have the meaning described in Section 31.

“Loan Documents” means, collectively, any loan agreement executed by and between Lender and Lessor, all promissory notes, mortgages, deeds of trust, deeds to secure debt, and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, all as amended, modified and supplemented and any and all replacements or substitutions thereof.

“Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, reasonable attorneys’ fees, court costs and other costs of defense).

“Material Adverse Effect” means a material adverse effect on (i) the Premises, including, without limitation, the ability to operate the Premises as a Permitted Concept, or (ii) Lessee’s ability to perform its obligations under this Lease.

“Memorandum” means the notice of lease dated as of the Effective Date between Lessor and Lessee with respect to the Premises. The Memorandum will contain exhibits with the address for the Premises and the legal description of the Premises.

“OFAC Laws and Regulations” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

“Participation” means one or more grants by Lender or any Affiliate of Lender to a third party of a participating interest in notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender or any or all servicing rights with respect thereto.

“Permitted Amounts” means, with respect to any given level of Hazardous Materials, that level or quantity of Hazardous Materials in any form or combination of forms the presence, use, storage, release or handling of which does not constitute a violation of any Environmental Laws and is customarily employed in the ordinary course of, or associated with, similar businesses located in the state in which the Premises are located.

“Permitted Concept” means a warehouse and distribution facility or any other lawful use that (i) would not violate the provisions of any Permitted Exceptions or the provisions of this Lease, including, without limitation, Sections 15 and 16(v) hereof, or (ii) would not exceed the load bearing capacity of the floor of the Premises.

“Permitted Exceptions” means those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title insurance policy issued to Lessor in connection with its acquisition of the Premises, together with such easements, restrictions, liens and encumbrances to which Lessor gives its written consent during the Lease Term.

“Person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

“Personal Property” means all personal property, trade fixtures (including built-in shelving), equipment and vehicles owned or leased by Lessee located at the Premises other than the machinery, equipment and systems necessary for the operation of the improvements on the Premises that are “fixtures” pursuant to applicable law, including, but not limited to, as applicable, any heating, ventilation and air-conditioning equipment, electrical, gas and power apparatus, windows, toilets, ducts and compressors, exhaust systems and water heaters and related machinery, pipes, pumps, tanks, conduits, switchboards, plumbing, fire sprinklers and fire suppression equipment, lighting including emergency lighting, security cameras and systems, paging and sound systems, walk-in coolers, walk-in refrigerators and walk-in freezers, built-in sinks and supports for signs.

“Premises” means the parcel or parcels of real estate legally described in Exhibit A attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located on such real estate (whether or not affixed to such real estate), but specifically excluding any Personal Property.

“Release” means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

“Remediation” means any response, remedial, removal, or corrective action, any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials to the extent required by any Environmental Law or any Governmental Authority, any actions to prevent, cure or mitigate any Release to the extent required by any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials to the extent required by Environmental Law.

“Securitization” means one or more sales, dispositions, transfers or assignments by Lender or any Affiliate of Lender to a special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations.

“Threatened Release” means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Premises which may result from such Release.

“Transfer” means one or more sales, transfers or assignments by Lender or any Affiliate of Lender to a third party of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender or any or all servicing rights with respect thereto.

“U.S. Publicly-Traded Entity” is an Entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the U.S. or a wholly-owned subsidiary of such an Entity.

2.    Demise of Premises. In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee’s part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Premises. Except as otherwise specifically provided in Section 20 below, the Premises are leased to Lessee “AS IS” and “WHERE IS” without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, any state of facts which an accurate survey or physical inspection might reveal, and all Applicable Regulations now or hereafter in effect. Lessee has examined the Premises and title to the Premises and has found all of the same satisfactory for all of Lessee’s purposes.

3.    Lease Characterization. A. Lessor and Lessee intend that:

(i)    this Lease is a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and

(ii)    the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein.

B.    Lessor and Lessee acknowledge and agree that the Lease Term, including any term extensions provided for in this Lease, is less than the remaining economic life of the Premises.

C.    Lessor and Lessee each waive any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waive any claim or defense which asserts that this Lease is anything other than a true lease. Lessor and Lessee covenant and agree that they will not assert that this Lease is anything but a true lease. Lessor and Lessee each stipulate and agree not to challenge the validity, enforceability or characterization of the lease of the Premises as a true lease and further stipulate and agree that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Lessor and Lessee each shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

D.    Lessee represents and warrants to Lessor that (i) the Base Annual Rental is the fair market value for the use of the Premises and was agreed to by Lessor and Lessee on that basis, and (ii) the execution, delivery and performance by Lessee of this Lease does not constitute a transfer of all or any part of the Premises.

E.    The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section are a material inducement to Lessor entering into this Lease.

4.    Lease Term. The Lease Term shall commence as of the Effective Date and shall expire on September 30, 2030 (the “Initial Lease Term”) unless terminated sooner as provided in this Lease and as may be extended for four periods of five years each as set forth in Section 28 below. The time period during which this Lease shall actually be in effect is referred to herein as the “Lease Term.”

5.    Rental and Other Payments. A. If the Effective Date is a date other than the first day of the month, Lessee shall pay Lessor on the Effective Date the Base Monthly Rental prorated on the basis of the ratio that the number of days from the Effective Date through the last day in the month containing the Effective Date bears to the number of days in such month. Thereafter, on or before the first day of each succeeding calendar month, Lessee shall pay Lessor in advance the Base Monthly Rental.

B.    Commencing on the first Adjustment Date and on each Adjustment Date thereafter, the Base Annual Rental shall increase by an amount equal to the product of the then-current Base Annual Rental multiplied by 2.0%. The increased Base Annual Rental shall constitute the Base Annual Rental due and payable until the next Adjustment Date.

C.    All sums of money required to be paid by Lessee under this Lease which are not specifically referred to as rent (“Additional Rental”) shall be considered rent although not specifically designated as such. Lessor shall have the same remedies for nonpayment of Additional Rental as those provided herein for the nonpayment of Base Annual Rental.

6.    Representations and Warranties of Lessee. The representations and warranties of Lessee contained in this Section are being made to induce Lessor to enter into this Lease and Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as of the Effective Date as follows:

A.    Organization, Authority and Status. (i) Each of the Lessee Parties (other than individuals), as applicable, is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation. Lessee is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in the state where the Premises are located, and each of the Lessee Parties is qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any other jurisdiction where the failure to be qualified would reasonably be expected to result in a Material Adverse Effect. All necessary action has been taken to authorize the execution, delivery and performance by Lessee of this Lease and of the other documents, instruments and agreements provided for herein. Lessee is not a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign limited liability company” or “foreign estate”, as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. The person(s) who have executed this Lease on behalf of Lessee are duly authorized to do so. None of the Lessee Parties, and no individual or entity owning directly or indirectly any interest in any of the Lessee Parties, is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations; provided, however, the representation contained in this sentence shall not apply to any Person to the extent such Person’s interest is in or through a U.S. Publicly-Traded Entity.

B.    Enforceability. Upon full execution of this Lease by Lessor and Lessee, this Lease shall constitute the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity.

C.    Litigation. There are no suits, actions, proceedings or investigations pending, or, to the best of its knowledge, threatened against or involving the Lessee Parties or the Premises before any arbitrator or Governmental Authority, except for such suits, actions, proceedings or investigations which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect.

D.    Absence of Breaches or Defaults. The Lessee Parties are not, and the authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in, any breach or default under any document, instrument or agreement to which any of the Lessee Parties is a party or by which any of the Lessee Parties, the Premises or any of the property of any of the Lessee Parties is subject or bound, except for such breaches or defaults which, individually or in the aggregate, have not had, and would not reasonably be expected to result in, a Material Adverse Effect. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, except for such violations which individually or in the aggregate have not had and would not reasonably be expected to result in, a Material Adverse Effect, rule or order. Lessee has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered this Lease or any rights hereunder or interest herein, except as otherwise provided in the Leasehold Mortgage and as expressly set forth in Section 23 below.

E.    Liabilities of Lessor. Lessee is not liable for any indebtedness for money borrowed by Lessor and has not guaranteed any of the debts or obligations of Lessor.

F.    Licenses and Permits; Access. All required licenses and permits, both governmental and private, to use and operate the Premises as a Permitted Concept are in full force and effect, except for such licenses and permits the failure of which to obtain has not had, and would not reasonably be expected to result in, a Material Adverse Effect. Adequate rights of access to public roads and ways are available to the Premises for unrestricted ingress and egress and otherwise to permit utilization of the Premises for their intended purposes. Lessor shall fully cooperate with Lessee throughout the term of this Lease to secure or maintain proper zoning, building and other permits and compliance with all applicable laws. Lessor shall execute any petitions, requests, applications and the like as Lessee shall reasonably request in order to obtain any permit, license, variances and approvals which, in the reasonable judgment of Lessee, are necessary for the lawful construction and/or operation of Lessee’s business on the Premises, provided, however, that Lessee shall indemnify and save Lessor harmless from any and all expenses, costs, charges, liabilities, losses, obligations, damages and claims of any type which may be imposed upon, asserted against or incurred by Lessor by reason of same, including without limitation, the fees and cost of Lessor’s attorneys’ for reviewing any documents submitted by Lessee to or for the benefit of Lessor.

G.    Condition of Premises. Except as disclosed on Schedule 6G attached hereto, the Premises, including the Personal Property, is in good condition and repair and well maintained, ordinary wear and tear excepted, fully equipped and operational, free from structural defects, safe and properly lighted.

H.    Utilities. Adequate public utilities are available at the Premises to permit utilization of the Premises as a Permitted Concept and all utility connection fees and use charges will have been paid in full except for such non-payment which individually or in the aggregate has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

I.    Area Development. No condemnation or eminent domain proceedings affecting the Premises have been commenced or, to the best of Lessee’s knowledge, are contemplated that would have a Material Adverse Effect.

J.    Financial Information. Lessee has delivered to Lessor financial statements of Jill Holdings, LLC, a Delaware limited liability company (“Holdings”) in connection with this Lease (collectively, the “Financial Information”). The Financial Information is true, correct and complete in all material respects; there have been no amendments to the Financial Information since the date such Financial Information was prepared or delivered to Lessor. Lessee understands that Lessor is relying upon the Financial Information and Lessee represents that such reliance is reasonable. All financial statements included in the Financial Information fairly represent as of the date of such financial statements the financial condition of each individual or entity to which they pertain. No change has occurred with respect to the financial condition of any of the Lessee Parties and/or the Premises as reflected in the Financial Information which has not been disclosed in writing to Lessor or has had, or could reasonably be expected to result in, a Material Adverse Effect.

K.    Zoning; Compliance With Laws. The Premises are in material compliance with all applicable zoning requirements, and the use of the Premises as a Permitted Concept does not constitute a nonconforming use under applicable zoning requirements. The Lessee Parties and the Premises are in material compliance with all Applicable Regulations except (i) for such noncompliance which has not had, and would not reasonably be expected to result in, a Material Adverse Effect; or (ii) as set forth in the Environmental Report.

L.    Environmental. To the best of Lessee’s knowledge, except (i) as would not reasonably be expected to result in a Material Adverse Effect; or (ii) as set forth in the Environmental Report:

(i)    Neither the Premises nor any of the Lessee Parties are in material violation of, or subject to, any pending or, to Lessee’s actual knowledge, threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws with respect to the use of the Premises;

(ii)    All permits, licenses or similar authorizations required for the Lessee Parties to occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Premises by reason of any Environmental Laws have been obtained;

(iii)    No Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, disposed of or otherwise Released in, on, under, from or about the Premises, except in Permitted Amounts;

(iv)    The Premises do not contain Hazardous Materials, except in Permitted Amounts;

(v)    There is no threat of any Release migrating to the Premises in excess of Permitted Amounts;

(vi)    There is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the use of the Premises;

(vii)    None of the Lessee Parties has received any written or oral notice from any person or entity (including but not limited to a Governmental Authority) relating to Hazardous Materials or Remediation thereof in excess of Permitted Amounts, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing, in each case with respect to the use of the Premises;

(viii)    All documents in the possession of the Lessee Parties relating to any Environmental Condition or Releases of Hazardous Materials in, on, under or from the Premises, other than in Permitted Amounts, has been provided to Lessor, including, without limitation, any such documentation relating to prior Remediation; and

(ix)    The Premises are free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the “Environmental Liens”); and none of the Lessee Parties has allowed any tenant or other user of the Premises to do any act that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any person or entity (whether on or off the Premises), impaired the value of the Premises in any material respect, is contrary to any requirement of any insurer, constituted a public or private nuisance, constituted waste, or violated any covenant, condition, agreement or easement applicable to the Premises.

M.    No Mechanics’ Liens. There are no delinquent accounts payable or mechanics’ liens in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of the Premises; and no work has been performed or is in progress nor have materials been supplied to the Premises or agreements entered into for work to be performed or materials to be supplied to the Premises prior to the Effective Date, which will be delinquent on or before the Effective Date.

N.    Money Laundering. (i) Lessee has taken all reasonable measures, in accordance with all applicable Anti-Money Laundering Laws, with respect to each holder of a direct or indirect interest in the Lessee Parties, to assure that funds invested by such holders in the Lessee Parties are derived from legal sources; provided, however, none of the foregoing shall apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.

(ii)    To Lessee’s knowledge after making due inquiry, neither any of the Lessee Parties nor any holder of a direct or indirect interest in the Lessee Parties (a) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, any violation of any Anti-Money Laundering Laws, or drug trafficking, terrorist-related activities or other money laundering predicated crimes or a violation of the BSA, (b) has been assessed civil penalties under these or related laws, or (c) has had any of its funds seized or forfeited in an action under these or related laws; provided, however, none of the foregoing shall apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.

(iii)    Lessee has taken reasonable steps, consistent with industry practice for comparable organizations and in any event as required by law, to ensure that the Lessee Parties are and shall be in compliance with all (a) Anti-Money Laundering Laws and (b) OFAC Laws and Regulations.

7.    Transfer, Participation and Securitization. Lessee covenants to Lessor for so long as this Lease is in effect as follows:

(i)    Lessee agrees to cooperate in good faith with Lessor and Lender in connection with any Transfer, Participation and/or Securitization of any of the Loan Documents, or any or all servicing rights with respect thereto, including, without limitation, (X) providing such documents, financial and other data, and other information and materials (the “Disclosures”) which would typically be required with respect to the Lessee Parties and are reasonably requested by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable; provided, however, the Lessee Parties shall not be required to make Disclosures of any confidential information or any information which has not previously been made public; and (Y) amending the terms of this Lease to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments are acceptable to Lessee and would not have a material adverse effect upon the Lessee Parties or the transactions contemplated by this Lease. Lessor shall be responsible for causing Lender to prepare at Lender’s expense any documents evidencing the amendments referred to in the preceding subitem (Y).

(ii)    Lessee consents to Lessor and Lender providing the Disclosures to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable. Lessor shall reimburse Lessee for Lessee’s reasonable attorney fees and other out-of-pocket expenses incurred in connection with the performance of its obligations under this Section 7.

8.    Rentals To Be Net to Lessor. The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the rentals specified during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the operation, management, maintenance, repair, restoration and replacement of the Premises and all improvements and appurtenances related thereto or any part thereof shall be performed and paid by Lessee, including, without limitation, all maintenance costs or expenses with respect to the Permitted Exceptions.

9.    Taxes and Assessments. Subject to Lessee’s right to contest taxes and assessments as set forth in this Section 9, Lessee shall be obligated to pay, as they accrue, all taxes and assessments of every type or nature assessed against, imposed upon or arising with respect to Lessor, the Premises, this Lease, the rental or other payments due under this Lease or Lessee prior to or during the Lease Term, including, without limitation, the following:

A.    All taxes and assessments upon the Premises or any part thereof and upon any Personal Property, whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments;

B.    All taxes, charges, license fees and or similar fees imposed by reason of the use of the Premises by Lessee; and

C.    All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments due under this Lease, the leasehold estate of either party or the activities of either party pursuant to this Lease.

Lessee shall be permitted to satisfy its obligation to pay such taxes and assessments as they accrue by paying such taxes and assessments prior to the earlier of delinquency or the accrual of interest on the unpaid balance.

Notwithstanding the foregoing, but without limiting the preceding obligation of Lessee to pay all taxes which are imposed on the rental or other payments due under this Lease, in no event will Lessee be required to pay any net income taxes (i.e., taxes which are determined taking into account deductions for depreciation, interest, taxes and ordinary and necessary business expenses) or franchise taxes (unless imposed in lieu of other taxes that would otherwise be the obligation of Lessee under this Lease, including, without limitation, any “gross receipts tax” or any similar tax based upon gross income or receipts of Lessor which does not take into account deductions from depreciation, interest, taxes and/or ordinary or necessary business expenses) of Lessor, any transfer taxes of Lessor, or any tax imposed with respect to the sale, exchange or other disposition by Lessor, in whole or in part, of the Premises or Lessor’s interest in this Lease (other than transfer or recordation taxes imposed in connection with the transfer of the Premises to Lessee or the termination of this Lease pursuant to the provisions of this Lease).

All taxing authorities shall be instructed to send all tax and assessment invoices to Lessee and Lessee shall promptly provide Lessor with copies of all tax and assessment invoices received by Lessee. Within thirty (30) days after each tax and assessment payment is required by this Section to be paid, Lessee shall also provide Lessor with evidence that such invoices were paid in a timely fashion. Notwithstanding any provision to the contrary in this Lease, Lessee may, at its own expense, and Lessor shall cooperate with any effort by Lessee to, contest or cause to be contested, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any item specified in this Section, lien therefor, or any mechanic’s lien or other lien imposed on Lessee’s leasehold interest in this Lease or lien therefor, provided that (i) Lessee shall provide written notice to Lessor of any contest involving more than $10,000.00, (ii) such proceeding shall suspend the collection thereof from the Premises or any interest therein, (iii) neither the Premises nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings, (iv) no Event of Default has occurred and is continuing, (v) Lessee shall have deposited with Lessor adequate reserves for the payment of the taxes or liens, together with all interest and penalties thereon, unless paid in full under protest, or Lessee shall have furnished the security as may be required in the proceeding or as may be reasonably required by Lessor to insure payment of any contested taxes or liens, and (vi) Lessee shall reimburse Lessor for Lessor’s reasonable attorney fees and other out-of-pocket expenses incurred in connection with Lessor’s cooperation with such proceedings under this Paragraph. Lessor and Lessee acknowledge that Lessee is, as of the date hereof, contesting the assessed value of the Property with the City of Tilton, New Hampshire, and that such contest shall be permitted pursuant to the terms hereof as long as clauses (ii), (iii) and (vi) are satisfied and Lessee furnishes any security that may be required in the proceeding.

10.    Utilities. Lessee shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Premises during the Lease Term. Unless resulting from Lessor’s gross negligence or willful misconduct, under no circumstances shall Lessor be responsible for any interruption of any utility service; provided, however, the term “gross negligence,” for purposes of this Section 10, shall not include gross negligence imputed as a matter of law to Lessor solely by reason of Lessor’s interest in the Premises or Lessor’s failure to act in respect of matters which are the obligation of Lessee under this Lease.

11.    Insurance. A. Throughout the Lease Term, Lessee shall maintain with respect to the Premises, at its sole expense, the following types and amounts of insurance (which, as more particularly set forth below, may be included under a blanket insurance policy if all the other terms hereof are satisfied):

(i)    Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if the improvements on the Premises are located in an area location designated by the Federal Emergency Management Administration as a Special Flood Hazard Area), earthquake (if the Premises are in an area subject to destructive earthquakes within recorded history), boiler explosion, mechanical breakdown, sprinkler damage (if the Premises have a sprinkler system), all matters covered by a standard extended coverage endorsement, special coverage endorsement commonly known as an “all-risk” endorsement and such other risks as Lessor may reasonably require, insuring the Premises for not less than 100% of their full insurable replacement cost with no co-insurance.

(ii)    Commercial general liability and property damage insurance written on an occurrence form, covering Lessor and Lessee against bodily injury liability and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Premises or adjoining ways, streets or sidewalks. Such insurance shall cover at least the following hazards: (a) premises and operations, (b) products and completed operations, (c) personal injury and advertising injury, (d) independent contractors, (e) blanket contractual liability for all written and oral contracts, and (f) contractual liability covering the indemnities contained in this Lease, to the extent the same is available. Such insurance shall be in amounts of not less than $1,000,000 per occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lessor may reasonably require from time to time, and shall be of form and substance satisfactory to Lessor with an aggregate of not less than $2,000,000. If Lessee’s liability policies do not contain the standard ISO separation of insureds provision, or a substantially similar clause, they shall be endorsed to provide cross-liability coverage.

(iii)    Excess or Umbrella liability with a limit of not less than $15,000,000 per occurrence, which shall provide coverage excess of the commercial general liability, auto liability and employers’ liability.

(iv)    Business income insurance or rental interruption insurance, as requested by Lessor, without a provision for co-insurance, in an amount equal to 100% of the Base Annual Rental for a period of not less than twelve (12) consecutive calendar months.

(v)    State Worker’s compensation insurance in the statutorily mandated limits, employer’s liability insurance with limits not less than $500,000 or such greater amount as Lessor may from time to time reasonably require and such other insurance as may be necessary to comply with applicable laws.

(vi)    During any period of construction, restoration, reconstruction, rehabilitation, replacement or alteration to the Premises, builder’s risk insurance in so-called non-reporting form upon all buildings, improvements and related appurtenances while under construction in an amount and with coverage approved by Lessor in its reasonable discretion but only to the extent that such coverage is not being maintained by Lessee’s contractor(s) pursuant to a policy or policies that satisfy this requirement.

(vii)    Building ordinance coverage, including demolition and increased cost of construction and contingent operation from building laws coverage. “Coverage A” of such coverage shall be written for an amount equal to the full insurable replacement cost of the building. “Coverage B” of such coverage shall be written for an amount not less than $250,000. “Coverage C” of such coverage shall be written for an amount not less than $1,000,000.00.

(viii)    Automobile liability with a limit of not less than One Million Dollars ($1,000,000.00) for each accident, with such insurance covering liability arising out of any automobile, including owned, hired and non-owned automobiles.

(ix)    Such other insurance as may from time to time be reasonably required by Lessor in order to protect its interests with respect to the Premises.

B.    All insurance policies shall:

(i)    Provide for a waiver of subrogation by the insurer as to claims against Lessor, Lender and their respective employees and agents and provide that such insurance cannot be unreasonably cancelled, invalidated or suspended on account of the conduct of Lessee, its officers, directors, employees or agents;

(ii)    Provide that no “Other Insurance” clause in the insurance policy shall exclude any policies of insurance maintained by Lessor or Lender and that the insurance policy shall not be brought into contribution with insurance maintained by Lessor or Lender;

(iii)    Contain a standard without contribution mortgage clause endorsement in favor of Lender and its successors and assigns as their interests may appear and any other party designated by Lessor;

(iv)    Provide that the policy of insurance shall not be terminated or cancelled without at least thirty (30) days’ prior written notice to Lessor, Lender and to any other party covered by any standard mortgage clause, loss-payee or additional insured endorsement;

(v)    Provide that the insurer shall not have the option to restore the Premises if Lessor or Lessee elects to terminate this Lease in accordance with the terms hereof;

(vi)    Be issued by insurance companies licensed or authorized to do business in the state in which the Premises are located and which are rated A:VIII or better by Best’s Insurance Guide or are otherwise approved by Lessor; and

(vii)    Provide that the insurer shall not deny a claim because of the negligence of Lessee, anyone acting for Lessee or any tenant or other occupant of the Premises.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE FOREGOING MINIMUM LIMITS OF INSURANCE COVERAGE SHALL NOT LIMIT THE LIABILITY OF LESSEE FOR ITS ACTS OR OMISSIONS AS PROVIDED IN THIS LEASE. All insurance policies (with the exception of worker’s compensation insurance to the extent not available under statutory law), shall designate Lessor and Lender and their respective successors and assigns as loss payees and additional insureds, and shall be payable as set forth in Section 21 hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of coverage. Any other policies, including any policy now or hereafter carried by Lessor or Lender, shall serve as excess coverage. Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor and Lender certificates of liability insurance using an ACORD 25 form and an ACORD 28 form to provide proof of property insurance. In the event of any transfer by Lessor of Lessor’s interest in the Premises or any financing or refinancing of Lessor’s interest in the Premises, Lessee shall, upon not less than ten (10) days’ prior written notice, deliver to Lessor or any Lender providing such financing or refinancing, as the case may be, certificates of all insurance required to be maintained by Lessee hereunder naming such transferee or such Lender, as the case may be, as an additional named insured to the extent required herein effective as of the date of such transfer, financing or refinancing.

C.    Failure to Procure Insurance. In the event Lessee shall fail to procure insurance required under this Section and fail to maintain same in full force and effect continuously during the Lease Term, Lessor shall be entitled to immediately procure the same and Lessee shall, within two (2) business days after demand therefor, reimburse Lessor for such premium expense as Additional Rent.

D.    Blanket Policy. Any insurance which Lessee is required to obtain pursuant to this Section 11 may be carried under a blanket policy or policies covering other properties of Lessee; provided, however, that such evidence of insurance shall specify the total aggregate limits available under the policy or policies including the effectiveness of the policy, the amount and character of the coverage and otherwise comply with the provisions of this Section 11.

E.    No Representation of Coverage Adequacy. By requiring insurance herein, Lessor does not represent that coverage and limits will necessarily be adequate to protect Lessee, and such coverage and limits shall not be deemed as a limitation of Lessee’s liability under any indemnification provisions in this Lease. Failure of Lessor to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Lessor to identify a deficiency from evidence that is provided shall not be construed as a waiver of Lessee’s obligation to maintain such insurance.

12.    Tax and Insurance Impound. If at any time during the Lease Term the FCCR is less than or equal to 1.0:1.0, Lessor may require the establishment of an impound account (which shall not be deemed a trust fund) for paying taxes, assessments and/or insurance premiums for the Premises. Upon such requirement, Lessor will provide a reasonable estimate of the amounts needed to pay such taxes, assessments and/or insurance premiums when due and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor on demand. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid. Lessor may deposit all impounded funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.

13.    Payment of Rental and Other Sums. All rental and other sums which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever. Base Monthly Rental and impound payments, if any, due to Lessor from Lessee shall be paid to Lessor (at its election from time to time) in one of the following manners: (a) by electronic deposit into an account designated by Lessor, (b) by mail at Lessor’s address set forth in Section 29, or (c) by mail to any other place in the United States designated by Lessor upon at least thirty (30) days’ prior written notice to Lessee, Any delinquent payment (that is, any payment not made within five calendar days after the date when due) shall, in addition to any other remedy of Lessor, incur a late charge of 2% (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest) and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay a sum of late charge and interest higher than the maximum legal rate then in effect.

14.    Use. The Premises shall be used solely for the operation of a Permitted Concept and for no other purpose. Lessee may cease operations at the Premises at any time or from time to time during the Lease Term as long as such discontinuance of operations shall not activate, make applicable or otherwise trigger any right of any person or entity (other than Lessor) to acquire the Premises whether by option, right of first refusal, right of first offer or otherwise. If Lessee does discontinue operations as permitted by this Section, Lessee shall (i) give written notice to Lessor within 10 days after Lessee elects to cease operation, (ii) provide adequate protection and maintenance of the Premises during any period of vacancy, and (iii) comply with all Applicable Regulations and otherwise comply with the terms and conditions of this Lease. Notwithstanding anything herein to the contrary, Lessee shall pay the Base Monthly Rental on the first day of each month during any period in which Lessee discontinues operation. If any discontinuance of operations continues for two (2) or more consecutive years (excluding, however, an Exempted Discontinuance as hereinafter defined), then until such time as Lessee resumes its business operations at the Premises, Lessor, as its sole and exclusive remedy for said discontinuation, may elect to terminate this Lease by written notice to Lessee (the “Recapture Notice”), which Recapture Notice shall set forth a particular date of recapture, which date shall not be less than 180 days from the date on which the Recapture Notice is given (the “Recapture Date”), in which event (i) this Lease shall terminate on the Recapture Date, and (ii) the parties hereto shall be released from all obligations accruing from and after the Recapture Date (except for those obligations that expressly survive a termination of this Lease) unless Lessee resumes its business operations at the Premises prior to the Recapture Date. In the event Lessee resumes its business operations at the Premises prior to the Recapture Date, the Recapture Notice shall be deemed null and void. The term “Exempted Discontinuance” of operations shall mean any discontinuance during periods when the Premises are untenantable by reason of fire or other casualty or condemnation or temporary closures due to force majeure as contemplated by Section 34 below or for repairs.

15.    Compliance with Laws Generally. A. Lessee’s use and occupation of the Premises, and the condition thereof, shall, at Lessee’s sole cost and expense, comply with all Applicable Regulations now or hereafter in effect and all restrictions, covenants and encumbrances of record with respect to the Premises, except for such non-compliance which individually or in the aggregate would not result in a Material Adverse Effect. In addition, the Lessee Parties shall comply with all Applicable Regulations now or hereafter in effect, including, without limitation, the OFAC Laws and Regulations and the Anti-Money Laundering Laws. Without limiting the generality of the other provisions of this Section, Lessee shall comply in all material respects with the ADA, and all regulations promulgated thereunder, as it affects the Premises.

B.    Lessee will not permit any act or condition to exist on or about the Premises which will increase any insurance rate thereon, except when such acts are required in the normal course of its business and Lessee shall pay for such increase.

C.    Lessee shall maintain in full force and effect all licenses and permits, both governmental and private, required to use and operate the Premises as a Permitted Concept, except where the failure to do so would not result in a Material Adverse Effect.

D.    In addition to the other requirements of this Section or any other provisions of this Lease, Lessee shall, at all times throughout the Lease Term, comply with all federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies or rules of common law now or hereafter in effect and in each case, as amended, and any judicial or administrative interpretation thereof; including any judicial order, consent, decree or judgment, applicable to Lessee.

16.    Compliance With Environmental Laws. Lessee covenants to Lessor for so long as this Lease is in effect that, except as would not result in a Material Adverse Effect:

(i)    The Premises, the Lessee Parties and any other operator or user of the Premises during the Lease Term shall not be in violation of, or subject to any Remediation obligations under, any Environmental Laws.

(ii)    All uses and operations on or of the Premises during the Lease Term, whether by Lessee or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto. Lessee, as the operator of the Premises and on behalf of Lessor and Lessee, acknowledges and agrees to meet reporting requirements during the Lease Term regarding chemical substances produced, used by or stored in Lessee’s inventory at the Premises that are deemed hazardous with maintenance of a MSDS (Material Safety Data Sheet) as mandated under the hazardous communication regulations of OSHA. Tier Two reports will be filed annually during the Lease Term to the extent required by Environmental Laws or other federal, state or local regulations with the applicable Governmental Authority. All reporting, investigation and/or remediation requirements under any Environmental Law with respect to any and all Releases of Hazardous Materials occurring prior to or during the term of this Lease at, on or near the Premises are the responsibility of Lessee to the extent imposed on either Lessee or Lessor under Environmental Laws.

(iii)    There shall be no Releases or Hazardous Materials in, on, under or from the Premises during the Lease Term, except in Permitted Amounts.

(iv)    Lessee shall keep the Premises, or cause the Premises to be kept, free and clear of all Environmental Liens during the Lease Term.

(v)    Lessee shall not do or allow any tenant or other user of the Premises to do any act with respect to the Premises during the Lease Term that (a) materially increases the dangers to human health or the environment, (b) poses an unreasonable risk of harm to any person or entity (whether on or off the Premises), (c) impairs or is reasonably likely to impair the value of the Premises, (d) is contrary to any requirement of any insurer, (e) constitutes a public or private nuisance or constitutes waste, or (f) violates any covenant, condition, agreement or easement applicable to the Premises.

(vi)    Lessee shall promptly notify Lessor in writing upon Lessee obtaining actual knowledge of any of the following during the Lease Term:

(a)    any presence of Releases or Threatened Releases in, on, under, from or migrating towards the Premises, in excess of Permitted Amounts, including, without limitation, the presence on or under the Premises of any Hazardous Materials in excess of Permitted Amounts;

(b)    any material non-compliance with any Environmental Laws related in any way to the Premises;

(c)    any Environmental Lien or any act or omission which could reasonably be expected to result in the imposition of an Environmental Lien;

(d)    any required or proposed Remediation of Environmental Conditions relating to the Premises, including, without limitation, any and all material enforcement, clean-up, remedial, removal or other governmental or regulatory actions threatened, instituted or completed pursuant to any of the Environmental Laws affecting the Premises;

(e)    any written or oral notice of which any of the Lessee Parties becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials, Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other Environmental Conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Lease, unless it could not reasonably be expected to have a Material Adverse Effect; or

(f)    any material investigation or inquiry initiated by any Governmental Authority relating to the Environmental Condition of the Premises.

(vii)    In the event that Lessor has a reasonable basis to conclude that Lessee has materially breached its obligations under this Section 16, Lessee shall, at the reasonable request of Lessor and at its sole cost and expense:

(a)    perform any environmental site assessment or other investigation of environmental conditions in connection with the Premises related to such breach as may be reasonably requested by Lessor (including, to the extent related to such breach, sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lessor the reports and other results thereof, and Lessor and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof;

(b)    have the Premises inspected as may be required by any Environmental Laws for seepage, spillage and other environmental concerns related to such breach. Lessee shall provide Lessor with written certified results of all inspections performed on the Premises. In the event that Lessee is found to have breached its obligation under this Section 16, all costs and expenses associated with the inspection (including, sampling, testing and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid or gas), preparation and certification of results, as well as those associated with any corrective action, shall be paid by Lessee. All inspections and tests performed on the Premises shall be conducted in compliance with all Environmental Laws; and

(c)    provide to Lessor, reasonably promptly after Lessor’s reasonable written request, any records or assessment reports which Lessee maintains with regard to any Hazardous Materials which are or may have been at the Premises, or which are required by any of the Environmental Laws, in each case as a result of Lessee’s use of, or activities at, the Premises during the Lease Term. Such records shall include, without limitation, inventory records relating to Hazardous Materials at the Premises during the Lease Term, governmental permits and correspondence relating to such Hazardous Materials (including without limitation annual federal, state or local Tier Two reports), tank registration documents, evidence of environmental financial assurances required under this Lease or any of the Environmental Laws, and any correspondence, complaints, claims, directives, demands, inquiries, notices, orders or other communications from any person relating to any violations or alleged violations of any Environmental Laws during the Lease Term with respect to the Premises.

(viii)    Lessee shall, at its sole cost and expense, and without limiting the rights of Lessor under any other provision of this Lease, comply with all reasonable written requests of Lessor to:

(a)    reasonably effectuate Remediation of any condition (including but not limited to a Release) in, on, under or from the Premises during the Lease Term;

(b)    comply with any Environmental Law;

(c)    comply with any lawful directive issued to Lessee from any Governmental Authority; and

(d)    take any other reasonable action necessary or appropriate for protection of human health or the environment to the extent required by Environmental Law.

(ix)    Lessor and any other person or entity designated by Lessor, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Premises (1) once per year during normal business hours (including without limitation in connection with any Securitization, Participation or Transfer or in connection with a proposed sale or conveyance of the Premises or a proposed financing or refinancing secured by the Premises or in connection with the exercise of any remedies set forth in this Lease or in any of the Loan Documents, as applicable) or (2) as often as is necessary and at any time in the event (a) an Environmental Condition exists at the Premises, (b) Lessor has a reasonable basis for believing that any Environmental Condition exists at the Premises, or (c) of an emergency, in each case, to assess any and all aspects of the Environmental Condition of the Premises and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the sole but reasonable discretion of the party conducting the assessment) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing upon the sole but reasonable written discretion of such party conducting the assessment. Lessor shall not unreasonably interfere with Lessee’s operations at the Premises while undertaking such assessments. Lessee shall cooperate with and provide reasonable access to Lessor and any other person or entity designated by Lessor. Any such assessment and investigation shall be at Lessee’s sole cost and expense if such assessment or investigation shows that a Release has occurred at the Premises in excess of Permitted Amounts or if an Event of Default has occurred and is continuing. Otherwise, any such assessment and investigation shall be at the sole cost and expense of the party conducting such assessment and investigation.

B.    The obligations of Lessee and the rights and remedies of Lessor under this Section shall survive the termination, expiration and/or release of this Lease with respect to matters arising on or before the expiration or earlier termination of this Lease.

17.    Condition of Premises; Maintenance. Lessee shall (i) maintain the Premises in good condition and repair, subject to reasonable and ordinary wear and tear and the condemnation and casualty provisions of this Lease, free from actual or constructive waste, and (ii) pay all maintenance and operating costs of the Premises in the ordinary course of business, including, without limitation, all maintenance costs or expenses with respect to the Permitted Exceptions. Lessee waives any right to (i) require Lessor to maintain, repair or rebuild all or any part of the Premises or (ii) make repairs at the expense of Lessor, pursuant to any Applicable Regulations at any time in effect.

18.    Alterations and Improvements. Lessee shall not alter the exterior, structural, plumbing or electrical elements of the Premises in any manner without the consent of Lessor, which consent shall not be unreasonably withheld or conditioned; provided, however, Lessee may undertake nonstructural alterations to the Premises (including the exterior, plumbing and electrical elements) costing less than $500,000 (which amount shall be adjusted annually in proportion to the increases in CPI) in any calendar year, without Lessor’s consent. For purposes of this Lease, alterations to the structural elements of the Premises shall mean:

(i)    alterations which affect the foundation or “footprint” of the improvements at the Premises; or

(ii)    alterations which involve the structural elements of the improvements at the Premises, such as a load-bearing wall, structural beams, columns, supports or roof.

If Lessor’s consent is required hereunder and Lessor consents to the making of any such alterations, the same shall be made by Lessee at Lessee’s sole expense by a licensed contractor and according to plans and specifications approved by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed, and subject to such other conditions as Lessor may reasonably require. Any work at any time commenced by Lessee on the Premises shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of any alterations, Lessee shall promptly provide Lessor with (i) evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) an architect’s certificate certifying the alterations to have been completed in conformity with the plans and specifications, (iii) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy), and (iv) any other documents or information reasonably requested by Lessor. Any addition to or alteration of the Premises (excluding any Personal Property) shall automatically be deemed a part of the Premises and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration. Lessee shall execute and file or record, as appropriate, a “Notice of Non-Responsibility,” or any equivalent notice permitted under applicable law in the state where the Premises are located.

19.    Indemnification. A. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party (x) as a result of the diminution of the fair market value of the Premises to the extent such diminution is a result of market conditions or the financial performance of Lessees business; provided, however, such exclusion shall not impact the rights of any Indemnified Party or the obligations of Lessee under this Section 19.A as result of a breach by Lessee of any provision of this Lease or any act, omission, event, condition or matter otherwise covered by this Section 19.A, or (y) arising out of the gross negligence or willful misconduct of such Indemnified Party; provided, however, that the term “gross negligence” shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor’s interest in the Premises or Lessor’s failure to act in respect of matters which are or were the obligation of Lessee under this Lease) caused by, incurred or resulting from Lessee’s operations of, or relating in any manner to, the Premises, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Lessee or any person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or other persons, or to which any Indemnified Party is subject because of Lessor’s interest in the Premises, including, without limitation, Losses arising from (i) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Premises or portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (ii) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Premises or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (iii) any representation or warranty made herein by Lessee, in any certificate delivered in connection herewith or in any other agreement to which Lessee is a party or pursuant thereto being false or misleading in any material respect as of the date of such representation or warranty was made, (iv) performance of any labor or services or the furnishing of any materials or other property in respect to the Premises or any portion thereof, (v) any taxes, assessments or other charges which Lessee is required to pay under Section 9, (vi) any lien, encumbrance or claim arising on or against the Premises or any portion thereof under any Applicable Regulation or otherwise which Lessee is obligated hereunder to remove and discharge, or the failure to comply with any Applicable Regulation, (vii) the claims of any invitees, patrons, licensees or subtenants of all or any portion of the Premises or any Person acting through or under Lessee or otherwise acting under or as a consequence of this Lease or any sublease, (viii) any act or omission of Lessee or its agents, contractors, licensees, subtenants or invitees, and (ix) any contest referred to in Section 9.

B.    Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party directly arising out of such Indemnified Party’s gross negligence or willful misconduct; provided, however, that the term “gross negligence” shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor’s interest in the Premises or Lessor’s failure to act in respect of matters which are or were the obligation of Lessee under this Lease) and costs of Remediation (whether or not performed voluntarily), engineers’ fees, environmental consultants’ fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following:

(i)    any presence of any Hazardous Materials in, on, above, or under the Premises;

(ii)    any past, present or Threatened Release in, on, above, under or from the Premises;

(iii)    any activity by Lessee, any person or entity affiliated with Lessee or any tenant or other user of the Premises in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Premises of any Hazardous Materials at any time located in, under, on or above the Premises;

(iv)    any activity by Lessee, any person or entity affiliated with Lessee or any tenant or other user of the Premises in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above the Premises, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action;

(v)    any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Premises or operations thereon, including but not limited to any failure by Lessee, any person or entity affiliated with Lessee or any tenant or other user of the Premises to comply with any order of any Governmental Authority in connection with any Environmental Laws, or any failure by Lessee to timely comply with any Tier Two reporting requirements;

(vi)    the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Premises;

(vii)    any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Lease;

(viii)    any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Premises, including but not limited to costs to investigate and assess such injury, destruction or loss;

(ix)    any acts of Lessee, any person or entity affiliated with Lessee or any tenant or other user of any of the Premises in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials owned or possessed by Lessee, any person or entity affiliated with Lessee or any tenant or other user, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials;

(x)    any acts of Lessee, any person or entity affiliated with Lessee or any tenant or other user of any of the Premises, in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites selected by Lessee, any person or entity affiliated with Lessee or any tenant or other user of any of the Premises, from which there is a Release, or a Threatened Release of any Hazardous Materials which causes the incurrence of costs for Remediation;

(xi)    any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Premises; or

(xii)    any misrepresentation or inaccuracy in any representation or warranty of Lessee or any material breach or failure by Lessee to perform any covenants or other obligations pursuant to this Lease.

C.    It is expressly understood and agreed that Lessee’s obligations under this Section shall survive the expiration or earlier termination of this Lease for any reason.

20.    Quiet Enjoyment. So long as Lessee shall pay the rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, Lessee shall have, subject and subordinate to Lessor’s rights herein, the right to the peaceful and quiet occupancy of the Premises without hindrance or interference by Lessor or others claiming by, through or under Lessor. Notwithstanding the foregoing, however, in no event shall Lessee be entitled to bring any action against Lessor to enforce its rights hereunder if an Event of Default shall have occurred and be continuing.

21.    Condemnation or Destruction. A. In the event of a taking of all or any part of the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right (“Taking”) or the commencement of any proceedings or negotiations which might result in a Taking or any material damage to or destruction of the Premises or any part thereof (“Casualty”), Lessee will promptly give written notice thereof to Lessor, generally describing the nature and extent of such ‘raking, proceedings, negotiations or Casualty and including copies of any documents or notices received in connection therewith. Thereafter, Lessee shall promptly send Lessor copies of all correspondence and pleadings relating to any such Taking, proceedings, negotiations or Casualty. During all periods of time following a Casualty, Lessee shall ensure that the Premises are secure and do not pose any risk of harm to adjoining property owners or occupants or third-parties.

B.    In the event of a Taking of the whole of the Premises, other than for temporary use (“Total Taking”), the obligations of Lessee shall terminate as of the date of the Total Taking, except as to those obligations which expressly survive the expiration or earlier termination hereof Lessee’s obligations to Lessor under Section 19 of this Lease with respect to the Premises and Lessee’s obligation to pay all other sums of money under this Lease (whether payable to Lessor or to a third-party) which accrue prior to the date of such Total Taking shall survive the termination of this Lease. A Total Taking shall include a Taking, other than for a temporary use, of such a substantial part of the Premises as shall result in the portion of such Premises remaining after such Taking being unsuitable for use as a Permitted Concept, as determined by Lessee in the exercise of good faith business judgment based on the portion of the Premises subject to such Taking (and not the profit or loss of the operations of the Premises prior to such Taking). Lessor shall be entitled to receive the entire award or payment in connection with a Total Taking without deduction for any estate vested in Lessee by this Lease. Except as specifically provided herein, Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such award or payment and agrees that Lessee shall not be entitled to any award or payment for the value of Lessee’s leasehold interest in this Lease. Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Personal Property, the interruption of its business and moving expenses, so long as Lessee does not seek or attempt to obtain any award payable to Lessee by reducing the amount of the award that would otherwise be payable to Lessor.

C.    In the event of a Taking of all or any part of any of the Premises for a temporary use (“Temporary Taking”), this Lease shall remain in full force and effect without any reduction of Base Annual Rental, Additional Rental or any other sum payable hereunder. Except as provided below, Lessee shall be entitled to the entire award for a Temporary Taking, whether paid by damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for such Taking shall be apportioned between Lessor and Lessee as of the date of such expiration. At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the terms of Section 18 above, promptly commence and complete the restoration of the Premises affected by such Temporary Taking.

D.    In the event of a Taking which is not a Total Taking or a Temporary Taking (“Partial Taking”) or of a Casualty, all awards, compensation or damages shall be paid to Lessor, and Lessor shall have the option to (i) subject to the right of Lessee to elect otherwise as set forth in the following sentence, terminate this Lease by notifying Lessee within 60 days after Lessee gives Lessor notice of such Casualty or that title has vested in the taking authority or (ii) continue this Lease in effect, which election may be evidenced by either a notice from Lessor to Lessee or Lessor’s failure to notify Lessee that Lessor has elected to terminate this Lease within such 60-day period. Lessee shall have a period of 60 days after Lessor’s notice that it has elected to terminate this Lease during which to elect to continue this Lease on the terms herein provided. If Lessor elects to terminate this Lease and Lessee does not elect to continue this Lease or shall fail during such 60-day period to notify Lessor of Lessee’s intent to continue this Lease, then this Lease shall terminate on the 180th day following the expiration of the 60-day period described above. Upon such date, Lessee shall then immediately vacate and surrender the Premises, all obligations of either party hereunder with respect to the Premises shall cease as of the date of termination (provided, however, Lessee’s obligations to Lessor under any indemnification provisions of this Lease with respect to the Premises (including, without limitation, Section 19) and Lessee’s obligations to pay Base Annual Rental, Additional Rental and all other sums (whether payable to Lessor or a third party) accruing under this Lease prior to the date of termination shall survive such termination), If Lessor elects not to terminate this Lease, or if Lessor elects to terminate this Lease but Lessee elects to continue this Lease, then this Lease shall continue in full force and effect on the following terms: (i) all Base Annual Rental, Additional Rental and other sums and obligations due under this Lease shall continue unabated, and (ii) Lessee shall promptly commence and diligently prosecute restoration of the Premises to the same condition, as nearly as practicable, as prior to such Partial Taking or Casualty as approved by Lessor. Lessor shall promptly make available in installments as restoration progresses an amount up to but not exceeding the amount of any award, compensation or damages received by Lessor after deducting all reasonable out-of-pocket costs, fees and expenses incident to the collection thereof, including all reasonable out-of-pocket costs and expenses incurred by Lessor and Lender in connection therewith (the “Net Restoration Amount”), upon request of Lessee accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly a part of such costs and that Lessee has complied with the terms of Section 18 above in connection with the restoration. Prior to the disbursement of any portion of the Net Restoration Amount with respect to a Casualty, Lessee shall provide evidence reasonably satisfactory to Lessor of the payment of restoration expenses by Lessee up to the amount of the insurance deductible applicable to such Casualty. Lessor shall be entitled to keep any portion of the Net Restoration Amount which may be in excess of the cost of restoration, and Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the Net Restoration Amount. If this Lease is terminated as a result of a Casualty, simultaneously with such termination Lessee shall pay Lessor an amount equal to the insurance deductible applicable to such Casualty.

E.    Any loss under any property damage insurance required to be maintained by Lessee shall be adjusted by Lessor and Lessee. Any award relating to a Total Taking or a Partial Taking shall be adjusted by Lessor or, at Lessor’s election, Lessee. Notwithstanding the foregoing or any other provisions of this Section to the contrary, if at the time of any Taking or any Casualty or at any time thereafter an Event of Default shall have occurred and be continuing under this Lease, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee’s claim, if any, for an award on account of such Taking or for insurance proceeds on account of such Casualty and to collect such award or proceeds and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the restoration of the Premises.

F.    Notwithstanding the foregoing, nothing in this Section 21 shall be construed as limiting or otherwise adversely affecting the representations, warranties, covenants and characterizations set forth in this Lease, including, without limitation, those provisions set forth in Section 3 of this Lease.

22.    Inspection. Lessor and its authorized representatives shall have the right during normal business hours upon prior written notice (or at any time in the event of an emergency) to enter the Premises or any part thereof at reasonable times in order to inspect the same and make photographic or other evidence concerning Lessee’s compliance with the terms of this Lease or in order to show the Premises to prospective purchasers and lenders. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee’s business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned by such entry so long as Lessor shall have used reasonable efforts not to unreasonably interrupt Lessee’s normal business operations.

23.    Leasehold Mortgage Provisions. A. Provided no Event of Default shall have occurred and be continuing, Lessee may encumber or otherwise mortgage its leasehold interest in this Lease pursuant to a Leasehold Mortgage in favor of a Lessee Lender; provided, further, that (i) any such Leasehold Mortgage shall, by its express terms, (A) not encumber Lessor’s interest in the Premises, and (B) be subordinate to any Mortgage (provided, however, that Lessee Lender’s interest under such Leasehold Mortgage shall not be disturbed so long as no Event of Default exists), (ii) Lessor, Lessee Lender and Lender, if any, shall enter into a non-disturbance agreement and such other agreements as reasonably requested by Lessee Lender and Lender, each in a form reasonably acceptable to such parties and (iii) Lessee shall promptly reimburse Lessor for all reasonable out-of-pocket costs and expenses incurred by Lessor in connection with the agreements requested under the foregoing clause (ii).

24.    Default, Remedies and Measure of Damages. A. Each of the following shall be an event of default under this Lease (each, an “Event of Default”):

(i)    If any representation or warranty of Lessee set forth in this Lease is false in any material respect, or if Lessee renders any written statement which is false but in each case only if such false representation, warranty, statement or account has caused a Material Adverse Effect;

(ii)    If any Base Monthly Rental due under this Lease is not paid within five (5) days after the date when due;

(iii)    If any other amount owing under this Lease is not paid when due and such failure continues for ten (10) days or more after written notice from Lessor;

(iv)    Subject to the provisions of Section 9, if Lessee fails to pay, prior to delinquency, any taxes, assessments or other charges the failure of which to pay will result in the imposition of a lien against the Premises pursuant to Applicable Regulations;

(v)    If any of the Lessee Parties becomes insolvent within the meaning of the Code, files or notifies Lessor that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an “Action”), becomes the subject of either a petition under the Code or an Action, in either event, filed against Lessee which is not dismissed within 60 days after such filing, or is not generally paying its debts as the same become due;

(vi)    If Lessee vacates or abandons the Premises and such vacating or abandonment triggers any right of any person or entity (other than Lessor) to acquire the Premises whether by option, right of first refusal, right of first offer or otherwise;

(vii)    If Lessee shall fail to maintain insurance in accordance with the requirements of Section 11 of this Lease;

(viii)    With respect to any term, covenant or provision set forth herein which specifically contains a notice requirement and/or cure period, if Lessee shall be in default under such term, covenant or condition after the giving of such notice and/or (as applicable) the expiration of such cure period;

(ix)    If Lessee fails to observe or perform any of the other covenants, conditions, or obligations of this Lease (except with respect to a Change of Control); provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to promptly cure after receipt of notice thereof, all as determined by Lessor in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee notice thereof and a period of 30 days shall have elapsed, during which period Lessee may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a cure of such failure, then Lessee shall have a reasonable period to cure such failure beyond such 30-day period, which shall in no event exceed 120 days after receiving notice of such failure from Lessor. If Lessee shall fail to correct or cure such failure within such 120-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

(x)    If a final, nonappealable judgment is rendered by a court against any of the Lessee Parties which has a material adverse effect on the Premises or Lessee’s ability to perform its obligations under this Lease, and is not discharged or provision made for such discharge within 60 days from the date of entry of such judgment; or

(xi)    If there is a Change of Control for which the consent of Lessor is required pursuant to Section 27 of this Lease and as to which Lessor did not consent.

B.    Subject to the Lessor’s Subordination and Consent and subject to the limitations set forth in Schedule II, upon the occurrence and during the continuance of an Event of Default, with or without notice or demand, except the notice prior to default required under certain circumstances by subsection A. above or such other notice as may be required by statute and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation, any one or more of the following as well as the applicable remedies set forth on the attached Schedule I:

(i)    To terminate this Lease, whereupon Lessee’s right to possession of the Premises shall cease and this Lease, except as to Lessee’s liability, shall be terminated.

(ii)    To reenter and take possession of the Premises, and, to the extent permissible and appurtenant to the Premises, all licenses, area development agreements, permits and other rights or privileges of Lessee pertaining to the use and operation of the Premises and to expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of the Premises to Lessor, deliver to Lessor or its agents the keys to the Premises, or both, such actions shall be deemed to be in compliance with Lessor’s rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of this Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

(iii)    To bring an action against Lessee for any damages sustained by Lessor or any equitable relief available to Lessor.

(iv)    To relet the Premises or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Lessee in such order as Lessor may, in its sole discretion, determine, which other sums include, without limitation, all repossession costs, brokerage commissions, reasonable attorneys’ fees and expenses, employee expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting. Except to the extent required by applicable law, Lessor shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

(v)    In connection with the termination of Lessee’s right to possession of the Premises, (x) to recover from Lessee all rent and other monetary sums then due and owing under this Lease and (y) to accelerate and recover from Lessee the present value (discounted at a rate of United States Treasuries with a maturity closest to the remaining Lease Term) of all rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire original scheduled Lease Term, less the fair and reasonable rental value of the Premises.

(vi)    To recover from Lessee all reasonable costs and expenses, including reasonable attorneys’ fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced.

(vii)    To immediately or at any time thereafter, and with or without notice, at Lessor’s sole option but without any obligation to do so, correct such breach or default and charge Lessee all costs and expenses incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the Default Rate, shall be deemed to be Additional Rental hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee’s breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor’s right to exercise any or all remedies set forth herein.

(viii)    To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease against any sum owing by Lessee.

(ix)    To seek any equitable relief available to Lessor, including, without limitation, the right of specific performance.

All powers and remedies given by this Section to Lessor, subject to applicable law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Lessor under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Lease, and no delay or omission of Lessor to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section or by law to Lessor may be exercised from time to time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor’s right in its sole judgment to discontinue any work commenced by Lessor or change any course of action undertaken by Lessor.

If Lessee shall fail to observe or perform any of its obligations under this Lease or in the event of an emergency, then, without waiving any Event of Default which may result from such failure or emergency, Lessor may, but without any obligation to do so, take all actions, including, without limitation, entry upon the Premises to perform Lessee’s obligations, immediately and without notice in the case of an emergency and upon five days written notice to Lessee in all other cases. All expenses incurred by Lessor in connection with performing such obligations, including, without limitation, reasonable attorneys’ fees and expenses, together with interest at the Default Rate from the date any such expenses were incurred by Lessor until the date of payment by Lessee, shall constitute Additional Rental and shall be paid by Lessee to Lessor upon demand.

25.    Liens; Mortgages, Subordination, Nondisturbance and Attornment. Lessor’s interest in this Lease and/or the Premises shall not be subordinate to any liens or encumbrances placed upon the Premises by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Premises free from any liens for work performed, materials furnished or obligations incurred by Lessee.

This Lease at all times shall automatically be subordinate to the lien of any and all ground leases, mortgages, deeds to secure debt and trust deeds now or hereafter placed upon the Premises by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of all such ground leases, mortgages, deeds to secure debt or trust deeds as shall be reasonably requested desired by Lessor, or any present or proposed mortgagees or lenders under deeds to secure debt or trust deeds, upon the condition that Lessee shall have the right and such instrument shall provide that Lessee has the right to remain in possession of the Premises under the terms of this Lease and Lessee’s use and enjoyment of the Premises shall not be disturbed, notwithstanding any default in any or all such mortgages or trust deeds, or after foreclosure thereof, so long as no Event of Default shall have occurred and be continuing after the expiration of the notice and cure provided to Lessee and Lessee Lender.

If any landlord, mortgagee, receiver, Lender or other secured party validly exercises its right to elect to have this Lease and the interest of Lessee hereunder be superior to any of such ground lease, mortgage, deed to secure debt or trust deed and evidences such election by written notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such ground lease, mortgage, deed to secure debt or trust deed, whether this Lease was executed before or after such ground lease, mortgage, deed to secure debt or trust deed and in that event such landlord, mortgagee, receiver, Lender or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such ground lease, mortgage, deed to secure debt or trust deed and had been assigned to such landlord, mortgagee, receiver, Lender or other secured party.

Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be reasonably required for such purposes in a form reasonably acceptable to Lessor and Lessee.

In the event any purchaser or assignee of Lender at a foreclosure sale acquires title to the Premises, or in the event Lender or any assignee otherwise succeeds to the rights of Lessor as landlord under this Lease, Lessee shall attorn to Lender or such purchaser or assignee, as the case may be (a “Successor Lessor”), and recognize the Successor Lessor as lessor under this Lease, and, subject to the provisions of this Section, this Lease shall continue in full force and effect as a direct lease between the Successor Lessor and Lessee, provided that the Successor Lessor shall only be liable for any obligations of the lessor under this Lease which accrue after the date that such Successor Lessor acquires title. The foregoing provision shall be self-operative and effective without the execution of any further instruments.

Lessee shall give written notice to any lender of Lessor having a recorded lien upon the Premises or any part thereof of which Lessee has been notified of any breach or default by Lessor of any of its obligations under this Lease simultaneously with the giving of such notice to Lessor, and Lessee shall give such lender at least 60 days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto. Upon request by Lessor, Lessee shall also provide Lessee’s most recent audited financial statements to Lessor or any such lender and certify the continuing accuracy of such financial statements in such manner as Lessor or such lender may request.

26.    Estoppel Certificate. Within 20 days following any written request which Lessor, Lender (on behalf of Lessor) or Lessee (the “Requesting Party”) may make from time to time, to the other party to this Lease (the “Responding Party”), the Responding Party shall execute and deliver to the Requesting Party a statement certifying: (i) the commencement and expiration dates of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by the Responding Party or, to the Responding Party’s knowledge, the Requesting Party, except as specified therein; (v) the capacity of the person executing such certificate and that such person is duly authorized to executed the same on behalf of the Responding Party; and (vi) such other matters reasonably requested by such Requesting Party. Lessor and Lessee intend that any statement delivered pursuant to this Section may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein. Responding Party’s failure to deliver such statement within such time shall be conclusive upon Responding Party that: (i) this Lease is unmodified and in full force and effect without modification except as may be represented by the Requesting Party; (ii) that there are no uncured defaults in the Requesting Party’s performance and (Hi) that not more than one (I) month’s rental has been paid in advance.

27.    Assignment. A. Lessor shall have the right to sell or convey the Premises subject to this Lease or to assign its right, title and interest as Lessor under this Lease in whole or in part. In the event of any such sale or assignment other than a security assignment, Lessee shall attorn to such purchaser or assignee and Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale.

B.    Lessee acknowledges that Lessor has relied on the creditworthiness of Lessee in entering into this Lease. Without the prior written consent of Lessor and except as permitted by Section 23 or Section 27C below: (i) Lessee shall not assign, transfer, or convey, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise; and (ii) no Change of Control shall occur (any such assignment, transfer, conveyance, pledge, mortgage or Change of Control that requires Lessor’s prior written consent, a “Prohibited Transaction”). In addition, no interest in any of the Lessee Parties, or in any individual or person owning directly or indirectly any interest in any of the Lessee Parties, shall be transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations and/or who is in violation of any of the OFAC Laws and Regulations, and any such transfer, assignment or conveyance shall not be effective until the transferee has provided written certification to Lessee and Lessor that (A) the transferee or any person who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations, and (B) the transferee has taken reasonable measures to assure than any individual or entity who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.

Lessor’s consent to a Prohibited Transaction shall be subject to the satisfaction of the following conditions as Lessor shall reasonably determine (i) Lessee having executed and delivered such modifications to the terms of this Lease as Lessor shall reasonably request, (ii) the Prohibited Transaction having been approved by each of the rating agencies which have issued ratings in connection with any Securitization, (iii) the proposed transferee, as applicable, having assumed this Lease (as modified pursuant to clause (i) above), and (iv) the proposed transferee having reasonably satisfactory creditworthiness. In addition, any such consent to a Prohibited Transaction shall be conditioned upon the payment by Lessee to Lessor of all reasonable out-of-pocket costs and expenses incurred by Lessor in connection with such consent, including, without limitation, reasonable attorneys’ fees. The provisions of this Section shall apply to every Prohibited Transaction regardless of whether voluntary or not, or whether or not Lessor has consented to any previous Prohibited Transaction. Any Prohibited Transaction in violation of this Section shall be voidable at the sole option of Lessor.

Lessee may sublet the whole or any part of the Premises without the prior consent of Lessor, provided that, within ten (10) days after entering into any sublease, Lessee shall provide Lessor with (i) written notice thereof, together with a copy of the executed sublease, and (ii) evidence of the sublessee’s insurance, which shall include Lessor being named as an additional insured or loss payee, as applicable, on such insurance. Except as otherwise provided in Section 27.C, Lessee shall remain primarily liable and responsible under this Lease in the event of any assignment or sublease and any such assignment or sublease shall not operate to release Lessee from its obligations hereunder.

C.    Notwithstanding the foregoing, and upon prior written notice to Lessor and provided no Event of Default has occurred and is continuing under this Lease, Lessee shall have the full and free right to assign or otherwise transfer its interest in this Lease and the Premises (including the full and free right to transfer or assign any interest in any Lessee Party resulting in a Change of Control) to the following entities without Lessor’s consent, written or otherwise: (i) an Affiliate of Lessee; (ii) any other entity, provided that (A) such entity shall have (1) a tangible net worth immediately after such transfer or assignment equal to or greater than the lesser of (a) the mathematical average of the aggregate tangible net worth of the Lessee Parties as of the end of each of the most recently completed four fiscal quarters of the Lessee Parties, and (b) $35,000,000 or (2) EBITDA (as defined below) for the most recent twelve (12) month period ending prior to such transfer or assignment greater than $30,000,000 (inclusive, without duplication, of EBITDA of such Lessee Party) or (3) a long term issuer corporate credit rating from Standard & Poor’s or Moody’s Investor Service Inc. of at least “BB” or the equivalent; (B) the Premises shall be used only as a Permitted Concept; and (C) if this Lease is being assigned or transferred to such entity by Lessee, such entity shall execute and deliver to Lessor an assignment and assumption agreement, in which the assignee or transferee acknowledges that it is assuming all of the future obligations of Lessee, financial and otherwise, under this Lease; or (iii) Lessee Lender (which in the case of the granting of a security interest in the Lease, may be pursuant to a leasehold mortgage or leasehold deed of trust granted in accordance with the terms and conditions of this Lease) provided such Lessee Lender is an institutional lender that customarily engages in loan transactions to companies similar to Lessee and such Lessee Lender has (1) a tangible net worth as of the date of such Leasehold Mortgage equal to or greater than the aggregate tangible net worth of the Lessee Parties as of the date of such Leasehold Mortgage, or (2) a tangible net worth as of the date of such Leasehold Mortgage that is greater than $35,000,000 (and any subsequent assignee of such Lessee Lender as a result of an event of default under loan documents evidencing the loans secured by such leasehold mortgage or leasehold deed of trust, as described in Section 23, including, without limitation, any Person that acquires Lessee’s interest in this Lease pursuant to a foreclosure or assignment in lieu thereof, shall have (x) a tangible net worth equal to or greater than $35,000,000, or (y) EBITDA for the most recent twelve (12) month period ending prior to such assignment greater than $30,000,000, or (z) a long term issuer corporate credit rating from Standard & Poor’s or Moody’s Investor Service Inc. of at least “BB” or the equivalent) and any such Lessee Lender or subsequent assignee shall use the Premises only as a Permitted Concept (each of items (i) through (iii) are hereinafter referred to as a “Permitted Transaction”). Upon each and every assignment or transfer of its interest in this Lease and the Premises in accordance with Section 27.C.(ii), Lessee shall be released from its obligations under this Lease. In connection with and prior to any Permitted Transaction, Lessee shall give Lessor written notice of such Permitted Transaction together with the following, as applicable, (1) a copy of the assignment or subletting documents, and the name, address and telephone number of the assignee or sublet tenant, (2) reasonable financial information on the assignee or the entity acquiring equity interests of the Lessee Party; (3) (to the extent permitted under applicable law and any applicable confidentiality restrictions and to the extent applicable) copies of the relevant merger or purchase and sale agreement relating to such a transaction; and (4) such evidence as Lessor may reasonably require with respect to the existence and good standing of the applicable entities and their authority to consummate the corresponding transaction, including without limitation, the applicable organizational documents, It shall be a condition precedent to the consummation of any Permitted Transaction that Lessee shall agree to reimburse Lessor for all reasonable out-of-pocket costs and expenses incurred by Lessor in connection with such transactions, including reasonable attorneys’ fees and costs. As used in this Section 27, “EBITDA” means (i) earnings for the applicable entity during the applicable period, before taking into account charges for interest, taxes, depreciation or amortization, plus (ii) any reasonable advisory, management and transaction fees, as well as indemnities and out-of-pocket costs and expenses, paid (or payable but accrued) to Golden Gate Private Equity, Inc., or any affiliate of Golden Gate Private Equity, Inc. and any one-time costs related to the separation of Lessee or its affiliates from Talbots, Inc. and its affiliates, all as calculated in accordance with GAAP.

D.    Notwithstanding any provision to the contrary in this Lease, Lessee shall have the right, without Lessor’s consent, to consummate a public offering of common stock or other equity interests of Lessee (including any public offering of common stock or other equity interests of Lessee which may result in a Change of Control) on a nationally or regionally recognized exchange.

28.    Option To Extend. A. Lessee, provided no Event of Default has occurred and is continuing at the time of exercise or at the expiration of the Lease Term or, if applicable, the preceding extension of the Lease Term, shall have the option to continue this Lease in effect for up to four (4) additional successive periods of five (5) years each, in accordance with the terms and provisions of this Lease then in effect, except that the Base Annual Rental as of the commencement date of each extension term shall be equal to the greater of (i) the then-current Base Annual Rental multiplied by 102%, and (ii) the annual fair market rental value of the Premises as of the commencement of such extension term, and such Base Annual Rental shall be subject to increase during each extension term in accordance with the provisions of Section 5.B. Such fair market rental value of the Premises shall be determined as follows. Within 45 days after Lessee exercises the applicable extension term, Lessor shall, at Lessee’s expense, cause an appraisal of the fair market value of the Premises to be made by an independent MAI appraiser. If within 20 days after being notified of the result of such appraisal Lessee elects to reject that appraisal, then Lessor shall nominate to Lessee a list of not less than three independent MAI appraisers who are experienced with appraising property similar to the Premises, and Lessee shall select one such appraiser. Within 30 days of such selection an appraisal of the fair market value of the Premises shall be made by that appraiser and such determination shall be conclusive for purposes hereof.

B.    Lessee shall exercise the first extension option by giving notice to Lessor of Lessee’s intention to do so not earlier than one (1) year or later than six (6) months prior to the expiration of the Initial Lease Term. If the first extension option is exercised by Lessee, Lessee shall exercise the second extension option by giving notice to Lessor of Lessee’s intention to do so not earlier than one (1) year or later than six (6) months prior to the expiration of the first extension option. If the first two extension options are exercised, Lessee shall exercise the third extension option by giving notice to Lessor of Lessee’s intention to do so not earlier than one (1) year or later than six (6) months prior to the expiration of the second extension option. If the first three extension options are exercised, Lessee shall exercise the fourth extension option by giving notice to Lessor of Lessee’s intention to do so not earlier than one (1) year or later than six (6) months prior to the expiration of the third extension option.

29.    Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

If to Lessee:	Jill Acquisition LLC c/o Golden Gate Capital One Embarcadero Center, 39th Floor San Francisco, CA 94111 Attention: Joshua Olshansky Telephone: (415) 983-2700 Telecopy: (415) 983-2701

with a copy to:	Kirkland & Ellis LLP 300 N. LaSalle St. Chicago, IL 60654 Attention: John G. Caruso Telephone: (312) 862-2172 Telecopy: (312) 862-2200

If to Lessor:	Cole JJ Tilton NH, LLC Attn: Legal Department 2555 E. Camelback Road, Suite 400 Phoenix, AZ 85016 Telephone: (602) 778-8700 Telecopy: (480) 449-7012

or to such other address or such other person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

30.    Holding Over. If Lessee remains in possession of the Premises after the expiration of the term hereof, Lessee, at Lessor’s option and within Lessor’s sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that the Base Monthly Rental then in effect shall be multiplied by one hundred twenty-five percent (125%), and comply with all the terms of this Lease; provided that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold the Indemnified Parties harmless from and against any and all Losses resulting from Lessee’s failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding lessee.

31.    Subordination of Lessor’s Lien. Lessor agrees to subordinate, pursuant to the Lessor’s Subordination and Consent, any statutory or common law landlord’s lien of Lessor in the Personal Property, if any, to any lien or security interest that Lessee Lender may have against or in the Personal Property. Lessor agrees to execute and Lessee shall execute and cause Lessee Lender to execute such documents as Lessor, Lessee or Lessee Lender may reasonably require to evidence such subordination (the “Lessor’s Subordination and Consent”) provided that the form and substance of any such subordination is reasonably satisfactory to Lessor and Lessee promptly reimburses Lessor for all reasonable out-of-pocket costs and expenses incurred by Lessor in connection with such subordination, including, without limitation, reasonable attorneys’ fees.

32.    Removal of Personal Property. At the expiration of the Lease Term, Lessee may remove all Personal Property from the Premises. Lessee shall repair any damage caused by such removal and shall leave the Premises broom clean and in good and working condition and repair inside and out. Subject to the provisions set forth in Section 31, any property of Lessee left on the Premises on the sixtieth (60th) day following the expiration of the Lease Term shall, at Lessor’s option, automatically and immediately become the property of Lessor.

33.    Financial Statements. Lessee shall deliver to Lessor, (A) no later than one hundred twenty (120) days after the end of each fiscal year, complete audited financial statements of Lessee’s fiscal year, including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended; and (B) no later than forty-five (45) days after the end of each quarter during the fiscal year commencing with the fiscal quarter in which the Effective Date occurs, quarterly financial statements of Lessee, including a balance sheet, profit and loss statement, statement of cash flows and all other related schedules for the fiscal period then ended. Notwithstanding the foregoing, so long as Lessee is a wholly owned subsidiary of Holdings and Holdings has no assets other than its ownership of Lessee and no liabilities other than its liabilities relating to the Credit Agreement, Lessee shall be permitted to provide the financial statements described above with respect to Holdings instead of Lessee. All such financial statements shall be prepared in accordance with GAAP (subject to footnotes and customary year end adjustments) from period to period, and shall be certified to be accurate and complete by Lessee or Holdings, as applicable (or Lessee’s or Holding’s treasurer or other appropriate officer of Lessee or Holdings, as applicable). Lessee understands that Lessor will rely upon such financial statements and Lessee represents that such reliance is reasonable.

34.    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Lessee pursuant to this Lease and any indemnification obligations imposed upon Lessee under this Lease.

35.    Time is of the Essence. Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

36.    Lessor’s Liability. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that (i) there shall be absolutely no personal liability on the part of Lessor, its successors or assigns and the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns, to Lessee with respect to any of the terms, covenants and conditions of this Lease, (ii) Lessee waives all claims, demands and causes of action against the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, and (iii) Lessee shall look solely to the Premises for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, or any other matter in connection with this Lease or the Premises, such exculpation of liability to be absolute and without any exception whatsoever.

37.    Consent of Lessor. A. Unless specified otherwise herein, Lessor’s consent to any request of Lessee may be conditioned or withheld in Lessor’s reasonable discretion.

B.    It is understood and agreed that to the extent Lessor is required to obtain the consent, approval, agreement or waiver of Lender with respect to a matter for which Lessor’s approval has been requested under this Lease, Lessor shall in no event be deemed to have unreasonably withheld Lessor’s consent, approval, agreement or waiver thereof if Lender shall not have given its approval if required.

38.    Waiver and Amendment. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor’s right to collect any unpaid amounts or an accord and satisfaction.

39.    Successors Bound. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

40.    No Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not result in a merger of Lessor’s and Lessee’s estates, and shall, at the option of Lessor, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

41.    Captions. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof

42.    Severability. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

43.    Characterization. A. It is the intent of the parties hereto that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. None of the agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

B.    Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

44.    Easements. During the Lease Term Lessor shall have the right to grant utility easements on, over, under and above the Premises without the prior consent of Lessee, provided that such easements will not materially interfere with Lessee’s long-term use of the Premises.

45.    Bankruptcy. A. As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (i) the financial condition of Lessee, (ii) Lessee’s timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Code for Lessee and (iii) all defaults under this Lease being cured promptly and this Lease being assumed within 60 days of any order for relief entered under the Code for Lessee, or this Lease being rejected within such 60 day period and the Premises surrendered to Lessor.

Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that:

(i)    All obligations that accrue or become due under this Lease (including the obligation to pay rent), from and after the date that an Action is commenced shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor;

(ii)    Any and all obligations under this Lease that accrue or become due from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

(iii)    Any extension of the time period within which Lessee may assume or reject this Lease without an obligation to cause all obligations accruing or coming due under this Lease from and after the date that an Action is commenced to be performed as and when required under this Lease shall be harmful and prejudicial to Lessor;

(iv)    Any time period designated as the period within which Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Lessor;

(v)    Any assignment of this Lease must result in all terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor;

(vi)    Except as otherwise expressly permitted under the terms of this Lease, any proposed assignment of this Lease to an assignee: (a) that intends to use the Premises in violation of Section 14, (b) that does not possess financial condition equal to or better than the financial condition of the Lessee Parties as of the Effective Date, or (c) that does not provide guarantors of the Lessee’s obligations hereunder with financial condition equal to or better than the financial condition of the original guarantors, if any, of this Lease as of the Effective Date, shall be deemed harmful and prejudicial to Lessor; and

(vii)    The rejection (or deemed rejection) of this Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the Premises will be delivered to Lessor immediately without the necessity of any further action by Lessor.

B.    No provision of this Lease shall be deemed a waiver of Lessor’s rights or remedies under the Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee’s obligations under this Lease, or to regain possession of the Premises as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Code.

C.    Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute “rent” for the purposes of the Code.

D.    For purposes of this Section addressing the rights and obligations of Lessor and Lessee in the event that an Action is commenced, the term “Lessee” shall include Lessee’s successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.

46.    No Offer. No contractual or other rights shall exist between Lessor and Lessee with respect to the Premises until both have executed and delivered this Lease, notwithstanding that deposits may have been received by Lessor and notwithstanding that Lessor may have delivered to Lessee an unexecuted copy of this Lease. The submission of this Lease to Lessee shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Lessee to lease or otherwise create any interest on the part of Lessee in the Premises.

47.    Other Documents. Each of the parties agrees to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, documents and assurances as may be reasonably required or deemed advisable to carry into effect the purposes of this Lease, to perfect any lien or security interest granted in this Lease and for the better assuring and confirming of all of Lessor’s rights, powers and remedies under this Lease.

48.    Attorneys’ Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys’ fees and other costs in addition to any other relief to which it may be entitled. In addition, Lessor shall, upon demand, be entitled to all reasonable attorneys’ fees and all other reasonable costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced. For purposes of this Section 48, a party will be considered to be the “prevailing party” if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

49.    Entire Agreement. This Lease and any other instruments or agreements referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided. Without limiting the foregoing, Lessee specifically acknowledges that neither Lessor nor any agent, officer, employee or representative of Lessor has made any representation or warranty regarding the projected profitability of the business to be conducted on the Premises. Furthermore, Lessee acknowledges that Lessor did not prepare or assist in the preparation of any of the projected figures used by Lessee in analyzing the economic viability and feasibility of the business to be conducted by Lessee at the Premises.

50.    Forum Selection; Jurisdiction; Venue; Choice of Law. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the jurisdiction of all federal and state courts located in the State where the Premises are located. Lessee and Lessor consent that they may be served with any process or paper by registered mail or by personal service within or without the State where the Premises are located in accordance with applicable law. Furthermore, Lessee and Lessor waive and agree not to assert in any such action, suit or proceeding that they are not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. The creation of this Lease and the rights and remedies of Lessor with respect to the Premises, as provided herein and by the laws of the state in which the Premises are located, as applicable, shall be governed by and construed in accordance with the internal laws of the state in which the Premises are located, without regard to principles of conflicts of law. With respect to other provisions of this Lease, this Lease shall be governed by the internal laws of the State where the Premises are located, without regard to its principles of conflicts of law. Nothing contained in this Section shall limit or restrict the right of Lessor and Lessee to commence any proceeding in the federal or state courts located in the states in which the Premises are located to the extent Lessor or Lessee deems such proceeding necessary or advisable to exercise remedies available under this Lease.

51.    Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

52.    Notice of Lease. Concurrently with the execution of this Lease, Lessor and Lessee are executing the Memorandum to be recorded in the applicable real property records with respect to the Premises. Further, upon Lessor’s request, Lessee agrees to execute and acknowledge a termination of lease and/or quit claim deed in recordable form with respect to the Premises to be held by Lessor until the expiration or sooner termination of the Lease Term.

53.    No Brokerage. Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Premises. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all liabilities, claims, losses, costs, damages and expenses, including attorneys’ fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

54.    Waiver of Jury Trial and Punitive, Exemplary and Speculative Damages. LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL. ASPECT OF THEIR BARGAIN. FURTHERMORE, LESSEE AND LESSOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK EXEMPLARY, PUNITIVE OR OTHER SPECULATIVE DAMAGES FROM THE OTHER AND ANY OF THE OTHER’S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER OR ANY OF THE OTHER’S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY LESSEE AND LESSOR OF ANY RIGHT THEY MAY HAVE TO SEEK EXEMPLARY, PUNITIVE OR OTHER SPECULATIVE DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

55.    Lender’s Rights. Lessee acknowledges and agrees that (i) Lessor has collaterally assigned all of its right, title and interest under this Lease to Lender pursuant to the Loan Documents and (ii) upon the exercise of Lender’s remedies set forth in such Loan Documents, all of the rights, powers and privileges of Lessor shall be deemed the rights, powers and privileges of Lender and Lender shall be entitled to exercise all of the rights and remedies of “Lessor” under this Lease. Lessee hereby consents to, and no further consent by Lessee shall be required for, any further assignment of rights of Lessor hereunder or in connection with any transfer by Lender. All notices, certificates, reports or other information required to be delivered to Lessor under this Lease shall be delivered simultaneously to Lender in accordance with the provisions of Section 29. Notwithstanding any provision herein to the contrary, the collateral assignment of this Lease to Lender shall not be deemed to create any obligation of or liability for Lender.

56.    Document Review. In the event Lessee makes any request upon Lessor requiring Lessor or the attorneys of Lessor to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Lease, then Lessee shall (x) reimburse Lessor upon demand therefor for all out-of-pocket costs and expenses incurred by Lessor in connection with such review and/or preparation, including, without limitation, reasonable attorneys’ fees, and (y) pay Lessor a reasonable processing and review fee.

57.    OFAC Laws and Regulations. Lessee shall immediately notify Lessor in writing if any individual or entity owning directly or indirectly any interest in any of the Lessee Parties or any director, officer, member, manager or partner of any of such holders is an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of any of the OFAC Laws and Regulations, or is under investigation by any governmental entity for, or has been charged with, or convicted of, drug trafficking, terrorist-related activities or any violation of Anti-Money Laundering Laws, has been assessed civil penalties under these or related laws, or has had funds seized or forfeited in an action under these or related laws; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person’s interest is in or through a U.S. Publicly-Traded Entity.

58.    State Specific Provisions. The provisions and/or remedies which are set forth on Schedule I shall be deemed a part of and included within the terms and conditions of this Lease.

IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the Effective Date.

LESSOR:

COLE JJ TILTON NH, LLC, a Delaware limited liability company

By:	Cole REIT Advisors II, LLC, a Delaware limited liability company, its Manager

	By	/s/ Todd J. Weiss
Todd J. Weiss
Its Senior Vice President

LESSEE:

JILL ACQUISITION LLC, a Delaware limited liability company

	By	/s/ T. Neale Attenborough
	Name:	T. Neale Attenborough
	Title:	Chairman

Signature Page to Lease

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES

Real property in the City of Tilton, County of Belknap, State of New Hampshire, described as follows:

TRACT I

BEGINNING AT THE NORTHEAST CORNER OF THE DESCRIBED PREMISES AT LAND NOW OR FORMERLY OF THE STATE OF NEW HAMPSHIRE AND AT A RE-BAR ON THE WESTERLY SIDELINE OF ROUTE 132, SANBORN ROAD:

S 19°20’44” E 45.87’ BY SAID ROUTE 132 TO A POINT; THEN

BY A CURVE TO THE RIGHT HAVING A DELTA OF 17°00’15”, A RADIUS OF 930.00 FEET, AN ARC DISTANCE OF 276.00 FEET, AND A CHORD BEARING OF S 10° 50’ 37” E AND A CHORD DISTANCE OF 274.99 FEET BY SAID ROUTE TO A RE-BAR; THEN

S 02°20’29” E 155.23’ BY SAID ROUTE TO A RE-BAR; THEN

S 03°47’32” W 86.83’ BY SAID ROUTE TO A RE-BAR; THEN

S 03°05’40” W 523.55’ BY SAID ROUTE TO A RE-BAR; THEN

BY A CURVE TO THE LEFT HAVING A DELTA OF 01°40’53” AND A RADIUS OF 11,489.16 FEET, AN ARC DISTANCE OF 337.18 FEET, AND A CHORD BEARING OF S 02° 15’ 13” W AND A CHORD DISTANCE OF 337.17 FEET BY SAID ROUTE TO A RE-BAR; THEN

BY A CURVE TO THE LEFT HAVING A DELTA OF 02°59’59” AND A RADIUS OF 11,492.87 FEET, AN ARC DISTANCE OF 601.71 FEET, AND A CHORD BEARING OF S 01° 03’ 20” W AND A CHORD DISTANCE OF 601.64 FEET, BY SAID ROUTE TO A RE-BAR; THEN

BY A CURVE TO THE LEFT HAVING A DELTA OF 01°52’45” AND A RADIUS OF 11,501.15 FEET, AN ARC DISTANCE OF 377.22 FEET, AND A CHORD BEARING OF S 02° 31’ 31” W AND A CHORD DISTANCE OF 377.20 FEET, BY SAID ROUTE TO A RE-BAR; THEN

S 03°27’54” E 248.12’ BY SAID ROUTE TO A POINT AT NOW OR FORMERLY OF OLIVER; THEN

S 89°39’25” W 287.08’ BY SAID LAND OF OLIVER TO A RE-BAR; THEN

S 08°48’25” W 225.00’ BY SAID LAND OF OLIVER TO A RE-BAR; THEN

S 08°48’25” W, A DISTANCE OF 20.00’ TO A POINT AT LAND NOW OR FORMERLY OF THE STATE OF NEW HAMPSHIRE; THEN

N70°50’37”W 54.78’ BY LAND OF THE STATE; THEN

N 81°42’19” W 58.01’ BY LAND OF THE STATE; THEN

S 82°53’59” W142.27’ BY LAND OF THE STATE; THEN

S76°57’22”W 157.00’ BY LAND OF THE STATE; THEN

S 89°46’48”W 67.18’ BY LAND OF THE STATE; THEN

N65°59’17”W 79.43’ BY LAND OF THE STATE; THEN

N47°43’27”W 87.84’ BY LAND OF THE STATE; THEN

N27°29’46”W 83.28’ BY LAND OF THE STATE; THEN

S73°59’49”W 53.30’ BY LAND OF THE STATE; THEN

N45°19’18”W 43.24’ BY LAND OF THE STATE; THEN

N26°13’08” W 16.85’ BY LAND OF THE STATE; THEN

S83°49’28”W 29.65’ BY LAND OF THE STATE; THEN

N60°40’11”W 56.97’ BY LAND OF THE STATE; THEN

N38°05’58”W 37.81’ BY LAND OF THE STATE; THEN

N60°17’32”W 38.15’ BY LAND OF THE STATE; THEN

N31°50’23”W 27.09’ BY LAND OF THE STATE; THEN

N74°42’14”W 22.80’ BY LAND OF THE STATE; THEN

S74°47’09” W 91.21’ BY LAND OF THE STATE; THEN

N87°39’11”W 149.12’ BY LAND OF THE STATE; THEN

S72°41’13”W 67.05’ BY LAND OF THE STATE; THEN

N72°57’33” W 454.56’ BY LAND OF THE STATE; THEN

N29°36’39”W 498.10’ BY LAND OF THE STATE; THEN

N29°36’39”W 56.30’ BY LAND OF THE STATE; THEN

N16°46’49”W 348.61’ BY LAND OF THE STATE TO A CONCRETE BOUND; THEN

N14°31’44”E 885.88’ BY LAND OF THE STATE TO A CONCRETE BOUND; THEN

N58°29’32”E 430.73’ BY LAND OF THE STATE TO A RE-BAR; THEN

N05°11137”W 335.93’ BY LAND OF THE STATE TO A RE-BAR; THEN

S76°46’28”W 55.90’ BY LAND OF THE STATE TO A CONCRETE BOUND; THEN

N85°46’21”W 3.96’ BY LAND OF THE STATE TO A POINT AT LAND NOW OR FORMERLY OF DM MANAGEMENT COMPANY (“DM”); THEN

N66°32’51”E 1044.50 FEET BY LAND OF SAID DM, THEN

N85°07’38”E 305.57’ BY LAND OF SAID DM TO A STONE WALL; THEN

S25°23’01”E 51.24’ BY LAND NOW OR FORMERLY OF MILLER AND SAID WALL TO A RE-BAR AT LAND OF THE STATE; THEN

S66°06’34”W 50.17’ BY LAND OF THE STATE AND A STONE WALL TO A DRILL HOLE IN THE WALL; THEN

S21°06’31”E 95.43’ BY LAND OF THE STATE; THEN

S18°16’00”E 175.19’ BY LAND OF THE STATE TO A RE-BAR; THEN

N69°11’55”E 499.88’ BY LAND OF THE STATE TO THE POINT OF BEGINNING.

MEANING AND INTENDING TO DESCRIBE THE LAND SHOWN ON PLAN ENTITLED, “ALTA/ACSM LAND TITLE SURVEY, PLAN OF LAND PREPARED FOR DM MANAGEMENT COMPANY, ROUTE 132 (SANBORN ROAD), TILTON, NH,” DATED NOVEMBER 19, 1998, BY YERKES SURVEYING CONSULTANTS AND RECORDED IN THE BELKNAP COUNTY REGISTRY OF DEEDS ON FEBRUARY 16, 1999 IN DRAWER L-31 £’S 61 AND 62.

BEING SHOWN AS LOT 1 (104.846 ACRES), LOT 2 (9.456 ACRES), AND LOT 3 (12.303 ACRES) ON A PLAN BY YERKES SURVEYING CONSULTANTS, DATED APRIL 8, 1999, AND REVISED THROUGH APRIL 29, 1999, ENTITLED “SUBDIVISION PLAN OF LAND PREPARED FOR BIRCH POND REALTY CORPORATION ROUTE 132 (SANBORN ROAD) TILTON, NH”, APPROVED BY THE TILTON PLANNING BOARD ON MAY 11, 1999 AND RECORDED IN THE BELKNAP COUNTY REGISTRY OF DEEDS IN PLAN DRAWER L31 AS PLAN 99 AND PLAN 100.

TRACT 1A

THOSE EASEMENTS AS SET FORTH IN DECLARATION OF EASEMENTS AND RESTRICTIONS BY BIRCH POND REALTY CORPORATION, A DELAWARE CORPORATION, DOING BUSINESS AS BPRC IN THE STATE OF NEW HAMPSHIRE, RECORDED JUNE 30, 1999 WITH SAID REGISTRY AT BOOK 1538, PAGE 706.

TRACT II

A CERTAIN TRACT OR PARCEL OF LAND, TOGETHER WITH ANY BUILDINGS OR OTHER IMPROVEMENTS THEREON, SITUATED IN TILTON, BELKNAP COUNTY, NEW HAMPSHIRE AS SHOWN ON A PLAN ENTITLED “PLAN OF LAND PREPARED FOR PIKE INDUSTRIES, INC. (TILCON SITE)” DATED AUGUST 21, 1997 BY YERKES SURVEYING CONSULTANTS, PO BOX 38, LACONIA, NH 03247 AND RECORDED AT THE BELKNAP COUNTY REGISTRY OF DEEDS IN DRAWER L 28, PLAN #37 AND #38.

BEGINNING AT A POINT AT THE INTERSECTION OF NORTHWESTERLY SIDE OF ROUTE 3 & 11 AND GULF BROOK; THENCE BY SAID SIDELINE OF THE ROUTE 3 & 11 HIGHWAY

(1) S 51° 11’ 06” W A DISTANCE OF 244.86’ TO A CONCRETE BOUND FOUND; THENCE BY SAID HIGHWAY

(2) S 55° 52’ 42” W 180.37’ TO A POINT; THENCE BY LAND OF THE STATE OF NEW HAMPSHIRE

(3) N 78° 08’ 07’ W 228.79’ TO A POINT; THENCE CONTINUING BY LAND OF THE STATE OF NEW HAMPSHIRE

(4) S 07° 56’ 22” E 195.00’ TO A CONCRETE BOUND FOUND AT THE SIDELINE OF ROUTE 3 & 11; THENCE BY SAID HIGHWAY

(5) S 51° 13’ 38” W 262.35’ TO A CONCRETE BOUND FOUND AT THE INTERSECTION OF ROUTE 3 & 11 AND THE NORTH BOUND RAMP OF I-93; THENCE BY SAID I-93 THE FOLLOWING (20) COURSES AND DISTANCES

(6) N 38° 50’ 34” W 273.45’ TO A CONCRETE BOUND FOUND; THENCE

(7) N 77° 28’ 45” W 482.60’ TO A CONCRETE BOUND FOUND; THENCE

(8) N 63° 20’ 19” W 226.27’ TO A CONCRETE BOUND FOUND; THENCE

(9) N 28° 04’ 52” W 499.41’ TO A CONCRETE BOUND FOUND; THENCE

(10) N 27° 20’ 49” W 500.33’ TO A CONCRETE BOUND FOUND; THENCE

(11) N 16° 46’ 49” W 508.92’ TO A CONCRETE BOUND FOUND; THENCE

(12) N 14° 31’ 44” E 885.88’ TO A CONCRETE BOUND FOUND; THENCE

(13) N 58° 29’ 32” E 430.73’ TO A REBAR SET; THENCE

(14) N 05° 11’ 37” W 335.93’ TO A REBAR SET; THENCE

(15) S 76° 46’ 28” W 55.90’ TO A CONCRETE BOUND FOUND; THENCE

(16) N 85° 46’ 19” W 281.25’ TO A CONCRETE BOUND FOUND; THENCE

(17) N 65° 47’ 59” W 1388.71’ TO A CONCRETE BOUND FOUND; THENCE

(18) N 41° 44’ 06” W 514.22’ TO A CONCRETE BOUND FOUND; THENCE

(19) N 26° 08’ 08” W 511.98’ TO A CONCRETE BOUND FOUND; THENCE

(20) N 27° 48’ 17” W 198.24’ TO A POINT 1.12’ FROM A CONCRETE BOUND FOUND; THENCE

(21) NORTHWESTERLY BY A CURVE TO THE RIGHT HAVING A RADIUS OF 5629.58’ AND AN ARC DISTANCE OF 492.49’ TO A CONCRETE BOUND FOUND; THENCE

(22) N 21° 27’ 14” W 198.24’ TO A CONCRETE BOUND FOUND; THENCE

(23) N 21° 07’ 23” W 1036.86’ TO A CONCRETE BOUND FOUND; THENCE CONTINUING ON THE SAME COURSE;

(24) N 21° 07’ 23” W 999.62 FEET TO A CONCRETE BOUND FOUND; THENCE CONTINUING ON THE SAME COURSE

(25) N 21° 07’ 23” W 47.26’ TO A REBAR SET AT LAND OF THE HEIRS OF RALPH S. MOULTON AND THE SIDELINE OF I-93; THENCE BY SAID MOULTON LAND

(26) N 68° 48’ 03” E 1012.45’ TO A REBAR SET; THENCE CONTINUING ON THE SAME COURSE BY SAID MOULTON LAND

(27) N 68° 48’ 03” E 344.08’ TO A REBAR SET; THENCE BY SAID MOULTON LAND

(28) N 22° 36’ 57” W FOR A DISTANCE OF 40.32’ TO THE THREAD OF GULF BROOK AT LAND OF CROPSEY; THENCE BY LAND OF SAID CROPSEY AND ABBOTT

(29) FOLLOWING THE THREAD OF GULF BROOK IN A SOUTHEASTERLY DIRECTION TO A GRANITE BOUND FOUND AT LAND OF OLIVER AND RHUDICK WITH A DIRECT TIE COURSE AND DISTANCE OF S 45° 34’ 17” E 1,475.44 FEET; THENCE BY SAID OLIVER AND RHUDICK LAND

(30) S 69° 00’ 44” W 807.78’ TO A REBAR SET; THENCE BY SAID OLIVER AND RHUDICK LAND

(31) S 25° 06’ 16” E 831.31’ TO A REBAR SET; THENCE BY SAID OLIVER AND RHUDICK LAND

(32) N 72° 21’ 04” E 864.90’ TO A REBAR SET; THENCE BY SAID OLIVER AND RHUDICK LAND CROSSING THE GULF BROOK

(33) W 64° 49’ 14” E 293.44’ TO A DRILL HOLE SET AT THE END OF A STONE WALL; THENCE ALONG THE WALL BY LAND OF OLIVER AND RHUDICK

(34) N 68° 13’ 03” E 165.80’ TO A POINT AT THE END OF A BREAK IN THE WALL; THENCE BY OLIVER AND RHUDICK LAND

(35) N 69° 38’ 02” E 305.25’ TO A WALL INTERSECTION AT LAND OF OLIVER-RHUDICK AND LAND OF BROWN; THENCE ALONG THE WALL BY SAID BROWN LAND

(36) N 69° 39’ 44” E 189.44’ TO A POINT; THENCE ALONG THE WALL BY SAID BROWN LAND

(37) N 68° 30’ 48” E 334.01’ TO A REBAR SET AT THE END OF THE STONE WALL ON THE WESTERLY SIDELINE OF ROUTE 132 KNOWN AS SANBORN ROAD; THENCE ALONG THE SIDELINE OF SANBORN ROAD

(38) S 19° 32’ 24” E 263.10’ TO A REBAR SET AT LAND OF MORRISON & CHABOT; THENCE BY SAID MORRISON & CHABOT LAND

(39) S 69° 09’ 11” W 525.00’ TO A DRILL HOLE SET BY A STONE WALL; THENCE BY SAID MORRISON & CHABOT LAND

(40) S 19° 28’ 35” E 247.81’ TO A DRILL HOLE SET IN A STONE WALL AT LAND OF CROWLEY; THENCE THE STONE WALL BY LAND OF CROWLEY AND CROSSING THE GULF BROOK; THENCE

(41) S 69° 22’ 24” W 742.23’ TO A REBAR SET; THENCE BY SAID CROWLEY LAND; THENCE

(42) SOUTHERLY ALONG THE GULF BROOK 20’ WESTERLY OF THE WEST BANK TO AN IRON PIPE FOUND WITH A DIRECT TIE COURSE AND DISTANCE OF S 11° 51’ 27” E 1368.93; THENCE BY SAID CROWLEY LAND CROSSING THE GULF BROOK; THENCE

(43) N 69° 10’ 36” E 193.36’ TO A DRILL HOLE SET AT THE END OF A STONE WALL BY SAID CROWLEY LAND; THENCE

(44) N 69° 11’ 58” E 941.58’ TO AN IRON PIPE FOUND AT LAND OF DOUBLEDAY; THENCE BY SAID DOUBLEDAY LAND

(45) S 18° 36’ 24” E 170.08’ TO AN IRON PIPE FOUND; THENCE BY SAID DOUBLEDAY LAND

(46) S 03° 44’ 59” E 397.86’ TO AN IRON PIPE FOUND; THENCE

(47) S 03° 44’ 59” E 1.80 FEET TO A POINT IN A STONE WALL AT LAND OF VARY;

(48) S 69° 18’ 15” W 143.85’ TO A POINT; THENCE ALONG THE WALL BY SAID VARY LAND

(49) S 65° 09’ 43” W 36.02’ TO A DRILL HOLE SET AT A WALL INTERSECTION; THENCE ALONG THE WALL BY SAID VARY LAND THE FOLLOWING 6 COURSES AND DISTANCES

(50) S 20° 24’ 55” E 77.02’ TO A POINT; THENCE

(51) S 29° 40’ 17” E 86.45’ TO A POINT; THENCE

(52) S 35° 00’ 12” E 45.21’ TO A POINT; THENCE

(53) S 57° 59’ 06” E 123.40’ TO A POINT; THENCE

(54) N 70° 22’ 25” E 55.25’ TO A CORNER OF STONE WALLS; THENCE

(55) S 25° 23’ 01” E 279.89’ TO A REBAR SET AT A WALL INTERSECTION AT LAND OF THE STATE OF NEW HAMPSHIRE; THENCE BY SAID STATE OF NEW HAMPSIIIRE LAND

(56) S 66° 06’ 34” W 50.17’ TO A DRILL HOLE SET; THENCE BY SAID STATE OF NEW HAMPSHIRE LAND

(57) S 21° 06’ 31” E 95.43’ TO A POINT; THENCE

(58) S 18° 16’ 00” E 175.19’ TO A REBAR SET; THENCE BY SAID STATE OF NEW HAMPSHIRE LAND

(59) N 69° 11’ 55” E 499.88’ TO A REBAR SET ON THE WESTERLY SIDELINE OF ROUTE 132 KNOWN AS SANBORN ROAD; THENCE BY SAID ROAD

(60) S 19° 20’ 44” E 45.87’ TO A POINT OF CURVATURE; THENCE BY SAID ROAD

(61) SOUTHERLY BY A CURVE TO THE RIGHT HAVING A RADIUS OF 930’ A DISTANCE OF 276.00’ TO A POINT OF TANGENCY; THENCE BY SAID ROAD

(62) 02° 20’ 29” E 177.76’ TO A POINT OF CURVATURE; THENCE BY SAID ROAD

(63) SOUTHERLY BY A CURVE TO THE RIGHT HAVING A RADIUS OF 1500.00’ A DISTANCE OF 71.75’ TO A REBAR SET AT LAND OF FABIAN ON THE WESTERLY SIDELINE OF SAID ROAD; THENCE BY SAID FABIAN LAND; THENCE

(64) S 70° 50’ 31” W 200.00’ TO A REBAR SET; THENCE BY SAID FABIAN LAND AND LAND OF JESSEMAN

(65) S 02° 48’ 59” W 275.12’ TO A REBAR SET AT LAND OF DELONG; THENCE BY SAID DELONG LAND

(66) S 70° 50’ 31” W 311.20’ TO A REBAR FOUND; THENCE BY SAID DELONG LAND

(67) S 23° 10’ 01” E 453.28’ TO A REBAR FOUND; THENCE BY SAID DELONG LAND

(68) N 73° 17’ 39” E 28.16’ TO AN IRON ROD FOUND; THENCE BY SAID DELONG LAND

(69) N 73° 17’ 39” E 51.86’ TO A REBAR FOUND AT LAND OF OLIVER; THENCE BY SAID OLIVER LAND

(70) S 00° 20’ 21” W 218.44’ TO A REBAR FOUND; THENCE BY SAID OLIVER LAND

(71) S 00° 20’ 45” W 218.46’ TO AN IRON PIPE FOUND; THENCE BY SAID OLIVER LAND

(72) N 80° 49’ 42” E 210.09’ TO A REBAR FOUND ON THE WESTERLY SIDELINE OF ROUTE 132 KNOWN AS SANBORN ROAD; THENCE BY THE WESTERLY SIDELINE OF SAID ROAD

(73) S 02° 16’ 48” E 917.96’ TO A REBAR SET AT LAND OF OLIVER; THENCE BY SAID OLIVER LAND

(74) S 89° 24’ 30” N 102.50’ TO AN IRON PIPE FOUND, THENCE BY SAID OLIVER LAND

(75) S 11° 42’ 06” W 186.40’ TO AN IRON PIPE FOUND; THENCE BY SAID OLIVER LAND

(76) N 66° 17’ 39” E A DISTANCE OF 6.04’ TO AN IRON PIPE FOUND BY GULF BROOK; THENCE CONTINUING BY LAND OF SAID OLIVER CROSSING GULF BROOK

(77) S 03° 19’ 30” E 37.22’ TO A POINT; THENCE BY GULF BROOK

(78) N 76° 33’ 34” W A DISTANCE OF 41.53’ TO THE POINT OF BEGINNING. SAID PREMISES CONTAIN 353.342 ACRES, MORE OR LESS.

LESS AND EXCEPT so much of the above-described premises as was conveyed by Deed to Birch Pond Realty Corporation, dated March 1, 1999 and recorded in Book 1518, Page 586. BEING LOT 2 (213.684 ACRES) SHOWN ON A PLAN BY YERKES SURVEYING CONSULTANTS, DATED OCTOBER 3, 1997, AND LAST REVISED OCTOBER 22, 1997, ENTITLED “SUBDIVISION BOUNDARY LINE ADJUSTMENT & CONSOLIDATION PLAN OF LAND OF DM MANAGEMENT COMPANY”, APPROVED BY THE TILTON PLANNING BOARD ON NOVEMBER 15, 1997, AND RECORDED IN BELKNAP COUNTY REGISTRY OF DEEDS IN PLAN DRAWER L28 AS PLAN 93 AND PLAN 94.

SCHEDULE I

STATE SPECIFIC PROVISIONS

None

SCHEDULE II

LIMITED REMEDY

Notwithstanding anything to the contrary contained in the Lease or any agreement or instrument entered into in connection therewith, with respect to a Limited Remedy Default (as defined below), the aggregate amount Lessee shall be required to pay to Lessor (pursuant to Section 24.B of the Lease or otherwise under the Lease) from and after the date of the occurrence of such Limited Remedy Default (the “Occurrence Date”) with respect to Base Annual Rental and Additional Rental shall be limited to the sum of (i) the present value as of the Occurrence Date, discounted at the rate per annum of eleven and one-half (11.5%) percent, of all Base Annual Rental reserved hereunder for the unexpired portion after the Occurrence Date of the Lease Term as if the Lease had not expired or been terminated, (ii) any amounts of Additional Rental which are due and payable or have accrued under the Lease through the Occurrence Date, and (iii) any amounts of Additional Rental which are due and payable or have accrued under the Lease after the Occurrence Date while Lessee remains in possession of the Premises after any Limited Remedy Default that relates to insurance, utilities, repairs, maintenance, environmental maintenance, remediation and compliance and other routine and customary costs and expenses of operating and maintaining the Premises. For clarification, the foregoing shall not limit (i) any amounts payable by Lessee with respect to Base Annual Rental or Additional Rental which has accrued under the Lease prior to the Occurrence Date; (ii) any remedies which Lessor shall be entitled to exercise under Section 24.B of the Lease or as otherwise set forth in the Lease if any Event of Default that is not a Limited Remedy Default has occurred; (iii) the obligations of Lessee to indemnify the Indemnified Parties pursuant to the Lease, including the provisions of Section 19 of the Lease, with respect to any Event of Default that is not a Limited Remedy Default; and/or (iv) any other rights and remedies of Lessor under Section 24.B of the Lease that do not involve (a) collection of amounts or (b) realization upon any security interest in Lessee’s Personal Property (including, without limitation, realization upon any common-law or statutory lien, if any, on Lessee’s Personal Property).

For purposes of this Schedule II, the term “Limited Remedy Default” shall mean an Event of Default under Section 24.A(xi) of the Lease.

SCHEDULE 6G

Condition of Premises

See Property Condition Report dated September 15, 2010 by IVI Assessment Services, Inc. dated September 15, 2010 with respect to the Premises.